                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS
                   ------------------------------------------
                                OCTOBER 15, 2001




                                     BUYER:
                                     ------
                           REALTY INCOME CORPORATION,
                             A MARYLAND CORPORATION



                                    SELLER:
                                    -------
                          THE SPORTS AUTHORITY, INC.,
                             A DELAWARE CORPORATION

                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

                               TABLE OF CONTENTS


RECITALS....................................................................  1
1.   TOTAL PURCHASE PRICE...................................................  1
2.   OPENING OF ESCROW......................................................  1
3.   TITLE TO PROPERTIES....................................................  2
4.   CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE...........................  2
     4.1  Approvals by Buyer................................................  2
     4.2  Accuracy of Representations.......................................  3
     4.3  Failure of Conditions.............................................  3
     4.4  Leases............................................................  4
5.   CONDITIONS TO SELLER'S OBLIGATION TO SELL..............................  4
     5.1  Performance by Buyer..............................................  4
     5.2  Accuracy of Representations.......................................  4
     5.3  Payment of Total Purchase Price...................................  4
6.   BUYER'S DELIVERIES TO ESCROW AGENT AND SELLER..........................  4
     6.1  Total Purchase Price..............................................  4
     6.2  Leases; Memorandums of Lease......................................  4
     6.3  Failure to Deliver................................................  4
7.   SELLER'S DELIVERIES TO ESCROW AGENT AND BUYER..........................  5
     7.1  Deeds.............................................................  5
     7.2  Leases............................................................  5
     7.3  Failure to Deliver................................................  5
8.   THE CLOSING............................................................  5
     8.1  Date and Manner of Closing........................................  5
     8.2  Delay in Closing; Authority to Close..............................  5
9.   PRORATION, COSTS AND EXPENSES..........................................  6
     9.1  Prorations and Apportionments.....................................  6
     9.2  Payment of Adjustments to Proration...............................  6
     9.3  Seller's Costs and Expenses.......................................  6
     9.4  Buyer's Costs and Expenses........................................  6
10.  DISTRIBUTION OF FUNDS AND DOCUMENTS....................................  6
     10.1 Form of Distributions.............................................  6
     10.2 Recorded Documents................................................  6
     10.3 Non-Recorded Documents............................................  7
     10.4 Cash Disbursements................................................  7
     10.5 Copies of Documents...............................................  7
11.  RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION.........................  7
     11.1 Return of Seller's Documents......................................  7
     11.2 Return of Buyer's Documents.......................................  7


                                      (i)

     11.3  No Effect on Rights of Parties..................................   7
     11.4  Payment of Termination Fee......................................   7
12.  DEFAULT...............................................................   8
     12.1  Seller's Remedy.................................................   8
     12.2  Buyer's Remedies................................................   8
13.  REPRESENTATIONS AND WARRANTIES OF SELLER..............................   8
     13.1  Authority of Seller.............................................   8
     13.2  Condition of Properties.........................................   8
     13.3  Use and Operation...............................................   8
     13.4  Land Use Regulation.............................................   9
     13.5  Due Diligence Materials.........................................   9
     13.6  Absence of Fraud and Misleading Statements......................   9
     13.7  Litigation......................................................   9
     13.8  Other Contracts to Convey.......................................   9
     13.9  Environmental Compliance/Hazardous Materials....................   9
     13.10 Use Permits and Other Approvals.................................  10
     13.11 Survival........................................................  10
     13.12 No Broker.......................................................  10
14.  REPRESENTATIONS & WARRANTIES OF BUYER.................................  10
     14.1  Authority of Buyer..............................................  10
     14.2  Absence of Fraud and Misleading Statements......................  11
     14.3  Litigation......................................................  11
     14.4  Financial Condition.............................................  11
     14.5  Survival........................................................  11
     14.6  No Broker.......................................................  11
15.  COVENANTS.............................................................  11
     15.1  Indemnification by Parties......................................  11
     15.2  Maintenance.....................................................  11
16.  LOSS BY FIRE OR OTHER CASUALTY; CONDEMNATION..........................  12
     16.1  Damage or Destruction...........................................  12
     16.2  Condemnation....................................................  12
17.  POSSESSION............................................................  12
18.  NOTICES...............................................................  12
19.  GENERAL PROVISIONS....................................................  14
     19.1  Recitals........................................................  14
     19.2  Manner of Taking Title..........................................  14
     19.3  Right to Assign.................................................  14
     19.4  Gender; Number..................................................  14
     19.5  Captions........................................................  14
     19.6  Exhibits........................................................  14
     19.7  Entire Agreement................................................  14
     19.8  Modification....................................................  14
     19.9  Attorneys' Fees.................................................  14
     19.10 Joint and Several Liability.....................................  15
     19.11 Governing Law...................................................  15

                                     (ii)

       19.12 Time of Essence...............................................  15
       19.13 Severability..................................................  15
       19.14 Successors and Assigns........................................  15
       19.15 Drafting......................................................  15
       19.16 No Agreement Until Accepted...................................  15
       19.17 Waiver of Trial by Jury.......................................  15
       19.18 Seller's Knowledge............................................  15
       19.19 Counterparts..................................................  17

EXHIBIT "A" - PROPERTY LIST
EXHIBIT "B" - FORM OF LEASE AGREEMENT
EXHIBIT "C" - SAMPLE DEED
EXHIBIT "D" - CLOSING CHECKLIST
EXHIBIT "E" - MINIMUM REQUIREMENTS FOR ALTA/ACSM LAND TITLE SURVEYS

                                     (iii)

                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

       This Purchase Agreement and Escrow Instructions (this "Agreement"), dated October 15, 2001 for reference purposes only, is made by and between THE SPORTS AUTHORITY, INC., a Delaware corporation ("Seller"), and REALTY INCOME CORPORATION, a Maryland corporation ("Buyer"), and is made with reference to the recitals set forth below, and constitutes (i) a contract of purchase and sale between the parties and (ii) escrow instructions to FIRST AMERICAN TITLE INSURANCE COMPANY ("Escrow Agent").

                                    RECITALS

     A.  Properties.  Seller, or one or more wholly-owned subsidiaries
         ----------
controlled by Seller, owns certain real properties, together with all improvements located thereon and appurtenances thereunto belonging, which real properties are identified on the "Property List," attached hereto and incorporated herein as Exhibit "A." The term "Properties" as used in this Agreement shall mean certain or all (as the context may require) of the real properties identified on the Property List. The term "Seller" as used in this Agreement shall also refer to those subsidiaries of Seller that own the Properties, as the context may require.

     B.  Purchase and Sale.  Seller desires to sell all of Seller's and its
         -----------------
subsidiaries' right, title and interest in and to the Properties upon the terms and conditions set forth below. Buyer desires to purchase all of Seller's right, title, and interest in and to the Properties upon the terms and conditions set forth below.

     C.  Leasehold Interest.  Concurrently with the Closing (as defined in
         ------------------
Section 8), Buyer, as landlord, shall lease the Properties to Seller, as tenant, pursuant to land and building lease agreements (the "Leases"), substantially in the form of attached hereto as Exhibit "B."

                           1.   TOTAL PURCHASE PRICE

       In consideration of the covenants contained in this Agreement, Seller shall sell and Buyer shall purchase the Properties for a total purchase price ("Total Purchase Price") of FORTY-FOUR MILLION SEVEN HUNDRED SIXTY THOUSAND DOLLARS ($44,760,000). The Total Purchase Price shall be delivered by Buyer to Escrow Agent on or before the Closing in Cash (defined as (i) United States currency, (ii) cashier's or certified check(s) currently dated, payable to Escrow Agent, and honored upon presentation for payment, (iii) an amount credited by wire transfer into Escrow Agent's bank account, or (iv) if monies are deposited with Escrow Agent within twenty (20) days prior to the Closing, funds in such form as Escrow Agent in its sole discretion requires). The portion of the Total Purchase Price allocated to each of the Properties (the "Individual Purchase Price") is listed on Exhibit "A," which is based upon Buyer's allocation of the values of the Properties.

                             2.  OPENING OF ESCROW

       Within five (5) business days following the execution of this Agreement, Buyer and Seller shall open an escrow (the "Escrow") with Escrow Agent for the Properties and shall


                                                              PAGE 1 OF 17 PAGES
deposit with Escrow Agent fully executed counterparts of this Agreement for use as escrow instructions. Buyer and Seller shall execute Escrow Agent's usual form of supplemental escrow instructions for transactions of this type; provided, however, that such escrow instructions shall be for the purpose of implementing this Agreement, shall incorporate this Agreement by reference, and shall specifically provide that no provisions shall have the effect of modifying this Agreement unless it is so expressly stated and initialed on behalf of Buyer and Seller.

                            3.  TITLE TO PROPERTIES

       At Closing, Seller shall convey to Buyer fee simple title to the Properties by execution and delivery of deeds for the Properties substantially in the form attached hereto as Exhibit "C" (the "Deeds"). At the Closing Buyer shall receive from FIRST AMERICAN TITLE INSURANCE COMPANY ("Title Company") an ALTA (TLTA for Properties in Texas) Owner's Extended Policy of Title Insurance (the "Title Policy") with liability in the full amount of the Individual Purchase Price insuring fee simple title to each of the Properties in Buyer, subject only to exceptions approved by Buyer as provided in Section 4.1, together with such endorsements as may be reasonably required by Buyer. Indemnification of the Title Company to induce it to insure any otherwise non-permitted exception to title shall not be allowed except with the prior written consent of Buyer after full disclosure to Buyer of the nature and substance of such exception and indemnity. The Title Policies shall provide survey coverage and shall provide full coverage against mechanics' and materialmen's liens arising out of the construction, repair, or alteration of any of improvements located on the Properties. The requirements set forth in this Section 3 shall be deemed satisfied at Closing.

               4.  CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE

       Buyer's obligation to purchase the Properties is expressly conditioned upon each of the following:

4.1  Approvals by Buyer
     ------------------

     Buyer's receipt and approval for each of the Properties of the following prior to the Closing:

     4.1.1     Commitment for Policy of Title Insurance. Prior to execution of
               -----------------------------------------
               this Agreement, Seller has caused the issuance of ALTA (TLTA for Properties in Texas) commitments for policies of title insurance, together with complete legible copies of all encumbrances and liens of record (the "Commitment"), for each of the Properties to be forwarded to Buyer for approval. The Commitment shall be deemed approved by Buyer as of the Closing.

     4.1.2     As-built Survey. Prior to execution of this Agreement, Seller has
               ---------------
               caused a survey of each the Properties (the "As-built Survey") to prepared by a licensed surveyor conforming to the Minimum Requirements for ALTA/ACSM Land Title Surveys as more particularly set forth on the attached Exhibit "E." The As-built Survey shall be deemed approved by Buyer as of the Closing.

                                                              PAGE 2 OF 17 PAGES

     4.1.3     Phase I Environmental Site Assessment Report. Prior to execution
               --------------------------------------------
               of this Agreement, Seller has caused a Phase I environmental site assessment report ("Phase I") to be prepared for each of the Properties by an environmental consultant in accordance with ASTM guidelines. The Phase I shall be deemed approved by Buyer as of the Closing.

     4.1.4     Plans and Specifications. Prior to execution of this Agreement,
               ------------------------
               Seller submitted complete as-built plans and specifications to Buyer for certain of the Properties. The plans and specifications shall be deemed approved by Buyer as of the Closing, and no further plans and specifications will be required.

     4.1.5     Appraisal. Prior to execution of this Agreement, Seller has
               ---------
               caused a narrative appraisal (the "Appraisal") to be prepared on a completed project basis, covering the land, improvements, and the Lease for each of the Properties by an independent appraiser who is a member in good standing of a recognized professional appraisal association. The Appraisal shall be deemed approved by Buyer as of the Closing.

     4.1.6     Certificate of Occupancy. Prior to execution of this Agreement,
               ------------------------
               Seller has delivered to Buyer a copy of its permanent certificate of occupancy for each of the Properties. The certificate of occupancy shall be deemed approved by Buyer as of the Closing.

     4.1.7     Other Documents. Prior to the execution of this Agreement, Seller
               ---------------
               has delivered all other documents listed on the attached Exhibit "D" entitled "Closing Checklist" for each of the Properties. The documents listed on the Closing Checklist shall be deemed approved by Buyer as of the Closing.

     4.1.8     Property Condition Survey. Prior to execution of this Agreement,
               -------------------------
               Seller has delivered a property condition survey (the "Property Condition Survey") prepared by an engineering consultant approved by Buyer for each of the Properties. The Property Condition Survey shall be deemed approved by Buyer as of the Closing.

4.2  Accuracy of Representations
     ---------------------------

     All of Seller's representations and warranties contained in or made pursuant to this Agreement shall have been true and correct to the best of Seller's knowledge when made and as of the Closing, and Seller shall have complied with all of Seller's covenants and agreements contained in or made pursuant to this Agreement.

4.3  Failure of Conditions
     ---------------------

     4.3.1 The foregoing conditions contained in this Section 4 are intended solely for the benefit of Buyer. If any of the foregoing conditions are not

                                                              PAGE 3 OF 17 PAGES
               satisfied or approved by Buyer, Buyer shall have the right at its sole election either (i) to waive the condition in question and proceed with the purchase of the Properties pursuant to all of the other terms of this Agreement, or (ii) to not purchase such of the Properties on which conditions are not satisfied.

     4.3.2 By written agreement, the Closing may be extended for a reasonable time if required to allow the conditions contained in this Section 4 to be satisfied, subject to Buyer's further rights to terminate this Agreement upon the expiration of the period of any extension if all such conditions have not then been satisfied.

4.4  Leases
     ------

     Execution by Buyer and Seller of the Leases for the Properties.

                 5.  CONDITIONS TO SELLER'S OBLIGATION TO SELL

     Seller's obligation to sell is expressly conditioned upon each of the following:

5.1  Performance by Buyer
     --------------------

     Timely performance of each obligation, covenant, and delivery required of Buyer.

5.2  Accuracy of Representations
     ---------------------------

     All of Buyer's representations and warranties contained in or made pursuant to this Agreement shall have been true and correct to the best of Buyer's knowledge when made and as of the Closing, and Buyer shall have complied with all of Buyer's covenants and agreements contained in or made pursuant to this Agreement.

5.3  Payment of Total Purchase Price
     -------------------------------

     Payment of the Total Purchase Price at the Closing in the manner provided in this Agreement.

               6.  BUYER'S DELIVERIES TO ESCROW AGENT AND SELLER

6.1  Total Purchase Price
     --------------------

     Buyer shall deliver in Cash to Escrow Agent the Total Purchase Price as set forth in Section 1, less or plus adjustments, if any, made pursuant to Section 9.

6.2  Leases; Memorandums of Lease
     ----------------------------

     On or before the Closing, Buyer shall deliver to Escrow Agent the Leases and Memorandums of Lease for the Properties executed and acknowledged by Buyer.

6.3  Failure to Deliver
     ------------------

     The failure of Buyer to make any required delivery within the specified time shall constitute a material breach by Buyer.

                                                              PAGE 4 OF 17 PAGES

               7.  SELLER'S DELIVERIES TO ESCROW AGENT AND BUYER

7.1  Deeds
     -----

     On or before the Closing, Seller shall deliver to Escrow Agent the Deeds for the Properties executed and acknowledged by Seller.

7.2  Leases
     ------

     On or before the Closing, Seller shall deliver to Escrow Agent the Leases and Memorandums of Lease for the Properties executed and acknowledged by Seller.

7.3  Failure to Deliver
     ------------------

     The failure of Seller to make any required delivery within the specified time shall constitute a material breach by Seller.

                                8.  THE CLOSING

8.1  Date and Manner of Closing
     --------------------------

     Escrow Agent shall close the Escrow (the "Closing") on or before October 17, 2001 (the "Scheduled Closing Date"), provided that all of the conditions to Buyer's obligation to purchase have been either satisfied or waived. The Escrow shall be deemed closed when (i) all documents required to be delivered to Buyer, Seller and/or Escrow Agent (as the case may be) pursuant to this Agreement have been delivered or delivery of such document(s) has been waived; (ii) Title Company is irrevocably committed to issuing the Title Policy; (iii) all funds required to be delivered to Escrow Agent pursuant to this Agreement have been delivered; and (iv) Escrow Agent has been authorized by Seller and Buyer, respectively, to release said documents and funds.

     Seller, at its election, may authorize Escrow Agent to close on the Properties all at once or individually in certain intervals. If Seller authorizes Escrow Agent to close on the Properties individually, Buyer shall deliver to Escrow Agent the portion of the Total Purchase Price representing payment due in connection with those Properties for which Escrow Agent has received authorization to close.

8.2  Delay in Closing; Authority to Close
     ------------------------------------

     If Escrow Agent cannot close the Escrow on or before the Scheduled Closing Date, it will nevertheless close when all conditions have been satisfied or waived, notwithstanding that one or more of such conditions was not timely performed, unless after the Scheduled Closing Date and prior to the close of the delayed Escrow, Escrow Agent receives a written notice to terminate the Escrow and this Agreement, with respect to the applicable Properties on which the Closing has been delayed, from a party who, at the time such notice is delivered, is not in default. Neither (i) the exercise of the right of termination, (ii) delay in the exercise of the right of termination, nor (iii) the return of monies and documents, shall affect the right of the party giving notice of termination to pursue legal or equitable remedies for the other party's breach of this Agreement. Nor shall (i) the giving of such notice, (ii) the failure to object to termination of the

                                                              PAGE 5 OF 17 PAGES

Escrow, or (iii) the return of monies and documents affect the right of the other party to pursue legal or equitable remedies for the breach of the party who gives notice.

                       9.  PRORATION, COSTS AND EXPENSES

9.1  Prorations and Apportionments
     -----------------------------

     Contemporaneously with the Closing, Seller intends to lease the Properties from Buyer. Therefore, the parties do not anticipate the need to prorate revenues or expenses. However, in the event an item of expense or revenue must be prorated, it shall be prorated and apportioned as of 12:01 a.m. on the date of the Closing so that Seller shall bear all expenses with respect to the Properties and shall have the benefit of all income with respect to the Properties through and including the period preceding the date of the Closing. Any taxes or other amounts which cannot be ascertained with certainty as of the Closing shall be prorated on the basis of the parties' reasonable estimates of such amount(s) and shall be the subject of a final proration thirty (30) days after the Closing or as soon thereafter as the precise amounts can be ascertained.

9.2  Payment of Adjustments to Proration
     -----------------------------------

     Either party owing the other party a sum of money based on adjustments made to prorations after the Closing shall promptly pay that sum to the other party, together with interest thereon at the rate of twelve percent (12%) per annum to the date of payment if payment is not made within thirty (30) days after mutual agreement of the amount due.

9.3  Seller's Costs and Expenses
     ---------------------------

     Seller shall pay: (i) Seller's own attorneys' fees; (ii) all financial advisory fees or commissions payable to REF Advisory, LLC in connection with the transaction contemplated hereby; (iii) any and all documentary, deed or other transfer taxes applicable to the sale(s); (iv) the cost of the Title Policy and any endorsements to be issued pursuant to the Commitment; (v) As-built Survey;
(vi) Appraisal; (vii) Phase I; (viii) Property Condition Survey; (ix) Escrow fees; and (x) recording fees.

9.4  Buyer's Costs and Expenses
     --------------------------

     Buyer shall pay for Buyer's own attorneys' fees.

                   10.  DISTRIBUTION OF FUNDS AND DOCUMENTS

10.1 Form of Distributions
     ---------------------

     All disbursements by Escrow Agent shall be made by checks of Escrow Agent or by wire transfers to the account of, and as directed by, the receiving party; provided, however, all disbursements made to Seller shall be by wire transfer only.

10.2 Recorded Documents
     ------------------

     Escrow Agent shall cause the County Recorder of the County in which the Properties are located to return the Deeds and Memorandums of Lease (and any other documents which are required by this Agreement to be, or by general usage are, recorded) after recordation, to Escrow Agent or to the grantee, beneficiaries, or person (i) acquiring rights under the documents or (ii) for whose benefit the documents were acquired.

                                                              PAGE 6 OF 17 PAGES

10.3 Non-Recorded Documents
     ----------------------

     Escrow Agent shall, at the Closing, deliver by United States mail (or shall hold for personal pickup, if requested), each non-recorded document received by Escrow Agent to the payee or person (i) acquiring rights under the document or
(ii) for whose benefit the documents were acquired.

10.4 Cash Disbursements
     ------------------

     At the Closing, Escrow Agent shall arrange for wire transfer (i) to Seller, or order, the cash plus any proration or other credits to which Seller shall be entitled for the Properties and less any appropriate proration or other charges and (ii) to Buyer, or order, any excess funds previously delivered to Escrow Agent by Buyer.

10.5 Copies of Documents
     -------------------

     Following the Closing, Escrow Agent shall deliver to Buyer and to Seller a copy of the Deeds (conformed to show recording data) and each other recorded document for the Properties.

              11.  RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION

11.1 Return of Seller's Documents
     ----------------------------

     In the event the Escrow is terminated for any reason (other than the default of Seller), Buyer shall, within fifteen (15) calendar days following the termination, deliver to Seller all documents and materials, if any, relating to the Properties previously delivered to Buyer on behalf of Seller. Escrow Agent shall deliver all documents and materials relating to the Properties previously deposited by Seller and then in Escrow Agent's possession to Seller.

11.2 Return of Buyer's Documents
     ---------------------------

     In the event the Escrow is terminated for any reason (other than the default of Buyer), Seller shall, within fifteen (15) calendar days following termination, deliver to Buyer all funds and documents, if any, relating to the Properties, previously delivered to Seller by Buyer. Escrow Agent shall deliver all documents, materials, and funds relating to the Properties previously deposited by Buyer and then in Escrow Agent's possession to Buyer.

11.3 No Effect on Rights of Parties
     ------------------------------

     The return of documents and monies as set forth above shall not affect the right of either party to seek the legal or equitable remedies that the party may have with respect to the enforcement of this Agreement.

11.4 Payment of Termination Fee
     --------------------------

     Escrow Agent may condition its deliveries upon payment of a termination fee by the party requesting delivery. Notwithstanding the foregoing, any termination fee shall be paid (or reimbursed) by the defaulting party, or paid equally if neither party is then in default.

                                                              PAGE 7 OF 17 PAGES

                                 12.  DEFAULT

12.1 Seller's Remedy
     ---------------

     In the event that the transaction fails to close on account of Buyer's fault or Buyer's breach of this Agreement, Seller shall be entitled to such remedies for breach of contract as may be available under applicable law, including, without limitation, the remedy of specific performance.

12.2 Buyer's Remedies
     ----------------

     In the event that the transaction fails to close on account of Seller's fault or Seller's breach of this Agreement, Buyer shall be entitled to such remedies for breach of contract as may be available under applicable law, including, without limitation, the remedy of specific performance.

                 13.  REPRESENTATIONS AND WARRANTIES OF SELLER

     The following representations and warranties made by Seller in this
Section 13 are now and shall, at the Closing, be true and correct to the best of Seller's knowledge. If during the period between the execution of this Agreement and the Closing, Seller learns of or has a reason to believe that any of the following representations and warranties may cease to be true, Seller covenants to give notice thereof to Buyer immediately.

13.1 Authority of Seller
     -------------------

     Seller is corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and Seller (or The Sports Authority Florida, Inc., a Florida corporation, as the case may be) has the authority to own and convey the Properties. The Sports Authority Florida, Inc. is in good standing under the laws of Florida. This Agreement and all documents executed by Seller which are to be delivered to Buyer are, or at the time of the Closing will be, duly authorized, executed, and delivered by Seller and do not, and at the time of the Closing will not, violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Properties are subject.

13.2 Condition of Properties
     -----------------------

     To the knowledge of Seller, the Properties are in material compliance with all applicable governmental laws, ordinances, regulations and requirements, including, but not limited to, the Americans with Disabilities Act. In addition, there are no existing leases on the Properties that have not been disclosed in writing to Buyer. Buyer acknowledges the existence of that certain Sign Location Lease dated March 16, 1990 encumbering a portion of the Gainesville, Florida property.

13.3 Use and Operation
     -----------------

     To Seller's knowledge, the use and operation of the Properties now is in material compliance with applicable environmental, zoning and land use laws.

                                                              PAGE 8 OF 17 PAGES

13.4  Land Use Regulation
      -------------------

      Seller has not received written notice of any pending or threatened condemnation affecting a material portion of the Properties, environmental, zoning, or other land use regulation proceedings concerning the Properties, nor has Seller received notice of any special assessment proceedings affecting the Properties.

13.5  Due Diligence Materials
      -----------------------

      Seller makes absolutely no representation or warranty whatsoever relating to the accuracy or completeness of any documents, materials or information provided to Buyer by or on behalf of Seller (collectively, the "Due Diligence Materials") except and expressly provided in this Agreement. In addition, except as expressly provided in this Agreement, Buyer hereby releases Seller from any and all losses, liabilities, damages, claims, demands, causes of action, costs and expenses, whether known or unknown, arising out of or in any way relating to the Due Diligence Materials, including, without limitation, the inaccuracy or incompleteness thereof, which release will survive the termination of this Agreement or the Closing; provided, however, that nothing herein shall limit the liability of Seller under any express representation of Seller contained in this Agreement.

13.6  Absence of Fraud and Misleading Statements
      ------------------------------------------

      No representation, warranty, or statement of Seller in this Agreement or in any closing document executed by Seller furnished or to be furnished to Buyer pursuant thereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts not misleading. All representations and warranties of Seller are based upon the knowledge of Seller as of the time of their making and there has been no subsequent material change in the information.

13.7  Litigation
      ----------

      To the knowledge of Seller, there is no litigation (pending or threatened) against Seller or any basis therefor that: (i) might detrimentally affect the use or operation of the Properties for their intended purpose; (ii) or might detrimentally affect the value of the Properties; or (iii) might adversely affect the ability of Seller to perform its obligations under this Agreement, which litigation would not be covered by existing policies of insurance maintained by Seller.

13.8  Other Contracts to Convey
      -------------------------

      Seller has not committed nor obligated itself in any manner whatsoever to sell the Properties to any party other than Buyer. Seller has not hypothecated or assigned any rents or income from the Properties in any manner other than pursuant to existing mortgages or deeds of trust that will be released at or prior to the Closing.

13.9  Environmental Compliance/Hazardous Materials
      --------------------------------------------

      To the knowledge of Seller, the Properties are not, and, as of the Closing will not be, in violation of any federal, state, or local law, ordinance, or regulation relating to industrial hygiene or to the environmental conditions on, under, or about the Properties including, but not limited to, soil and groundwater conditions. Other than as disclosed in the Phase I, there are no Hazardous Materials (as defined below) present on the Properties other than Hazardous Materials that are necessary or useful to Tenant's business and are used, kept and stored in a manner that

                                                              PAGE 9 OF 17 PAGES
complies with all laws relating to such Hazardous Material. Seller further warrants and represents that during the time in which Seller owned the Properties, neither Seller nor, to the best of Seller's knowledge, after due and diligent inquiry, any third party has used, generated, manufactured, produced, stored, or disposed of on, under, or about the Properties or transported to or from the Properties any Hazardous Materials in violation of law. To the knowledge of Seller, there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Properties or the migration of Hazardous Materials from or to the Properties. Except as disclosed in any Phase I, there are no storage tanks located in or under the Properties. The term "Hazardous Material" means, but is not limited to, any substance, material, or waste which is toxic, ignitable, reactive, or corrosive; which is or can be injurious to the health, safety, or welfare of the public or environment, and which is or becomes regulated by any local or state governmental authority or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance," "pollutant or contaminant," or "hazardous material," by any local or state law, (ii) oil and petroleum products and their by-products, (iii) asbestos or asbestos-containing materials, (iv) designated as a "hazardous substance" pursuant to the Federal Water Pollution Control Act, (v) defined as a "hazardous waste" pursuant to the Federal Resource Conservation and Recovery Act, or (vi) defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act.

13.10  Use Permits and Other Approvals
       -------------------------------

       To the best of Seller's knowledge, Seller has materially complied with all licenses and permits and has not received any notice that any licenses or permits will not be renewed upon expiration, or of any material conditions which will be imposed in order to receive any renewal.

13.11  Survival
       --------

       The representations and warranties of Seller contained herein shall survive the Closing and delivery of the Deeds for a period of one (1) year from the Closing.

13.12  No Broker
       ---------

       Seller warrants to Buyer that other than the fee to be paid by Seller to REF Advisory, LLC, there are no brokerage commissions or finder's fees payable as a result of the Closing herein or as a result of any agreements with Seller or actions of Seller. Seller shall indemnify and hold harmless Buyer from any claims, costs, damages, or liability based on any statement, representations, or agreement by Seller with respect to the payment of any brokerage commissions or finders' fees.

                  14.  REPRESENTATIONS & WARRANTIES OF BUYER

       Buyer hereby represents and warrants to Seller as follows:

14.1   Authority of Buyer
       ------------------

       Buyer is a corporation duly organized and validly existing under the laws of the State of Maryland. This Agreement and all documents executed by Buyer which are to be delivered to Seller at the Closing are, or at the time of Closing will be, duly authorized, executed, and delivered by Buyer, and are, or at the Closing will be, legal, valid, and binding obligations of

                                                             PAGE 10 OF 17 PAGES

Buyer, and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject.

14.2   Absence of Fraud and Misleading Statements
       ------------------------------------------

       No representation, warranty, or statement of Buyer in this Agreement or in any document, certificate, or schedule furnished or to be furnished to Seller pursuant thereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts not misleading. All representations, warranties, or statements of Buyer are based upon current, accurate, and complete information as of the time of their making and there has been no subsequent material change in the information.

14.3   Litigation
       ----------

       There is no litigation pending or, to Buyer's knowledge, threatened, against Buyer or any basis therefore before any court or administrative agency that might adversely affect the ability of Buyer to perform its obligations under this Agreement.

14.4   Financial Condition
       -------------------

       Buyer has adequate financial resources to make timely payment of all sums due from Buyer hereunder and to perform all of its obligations hereunder.

14.5   Survival
       --------

       The representations and warranties of Buyer contained herein shall survive the Closing for a period of one (1) year.

14.6   No Broker
       ---------

       Buyer warrants that there are no brokerage commissions payable as a result of the Closing herein or as a result of any agreements with Buyer or actions of Buyer. Buyer shall indemnify and hold harmless Seller from any claims, costs, damages, or liability based on any statement, representations, or agreement by Buyer with respect to the payment of any brokerage commissions or finders' fees.

                                15.  COVENANTS

       Matters as to which Escrow Agent need not be concerned, Seller and Buyer covenant and agree with one another as follows:

15.1   Indemnification by Parties
       --------------------------

       Each party shall indemnify the other party and hold the other party harmless from and against any and all claims, demands, liabilities, liens, costs, expenses, penalties, damages, and losses, including, without limitation, reasonable attorneys' fees and costs, suffered as a direct or indirect result of any misrepresentation, breach of warranty, or breach of covenant made pursuant to this Agreement or in any document executed by such party, certificate, or exhibit given or delivered pursuant to or in connection with this Agreement.

15.2   Maintenance
       -----------

       Between the Seller's execution of this Agreement and the Closing, Seller shall, at Seller's sole cost and expense, maintain the Properties in good order, condition, and repair,

                                                             PAGE 11 OF 17 PAGES
reasonable wear and tear excepted, and shall operate the Properties in the same manner as before the making of this Agreement as though Seller were retaining the Properties.

               16. LOSS BY FIRE OR OTHER CASUALTY; CONDEMNATION

16.1   Damage or Destruction
       ---------------------

       In the event that any of the improvements on the Properties are materially damaged or destroyed by fire or other casualty prior to the Closing, then Seller shall provide written notice to Buyer and such notice shall terminate this Agreement with respect to the applicable Properties only, relieving both Buyer and Seller from any further obligations under this Agreement with respect to such Properties. Seller shall pay escrow and related transaction costs, if any, that exist as a result of terminating this Agreement as to the applicable Properties under this Section. Properties shall be deemed materially damaged or destroyed if, in Seller's reasonable business judgment, the Properties will be closed to the public for business for a period of sixty
(60) days or longer for repairs and restoration.

       In the event that any of the improvements on the Properties are immaterially damaged or destroyed by fire or other casualty prior to the Closing, Seller and Buyer shall proceed with the transaction, in which case the Total Purchase Price shall not be reduced and Seller shall repair and restore the improvements so damaged pursuant to its obligations as tenant under the applicable Lease.

16.2   Condemnation
       ------------

       In the event that prior to the Closing a governmental entity shall commence any eminent domain proceeding to take any material portion of the Properties, Buyer shall have the option to make either of the following elections:

       16.2.1 Terminate this Agreement with respect to the applicable Properties only by written notice to Seller within five (5) days of its receiving notice of such action of condemnation; or

       16.2.2 Proceed with the transaction in which case the Total Purchase Price shall not be reduced and the condemnation award shall be handled in the manner set forth in the Lease for the Properties.

                                17. POSSESSION

       Possession of the Properties shall be delivered to Buyer at the Closing, subject to the tenant's rights pursuant to the Leases

                                 18. NOTICES

       All notices, request, or demands herein provided to be given or made, or which may be given or made by either party to the other, shall be given or made only in writing and shall be deemed to have been duly given effective on receipt or refusal of receipt: (i) when delivered personally at the address set forth below, or to any agent of the party to whom notice is being given, or (ii) on the date delivered when sent via Overnight Mail, properly addressed and postage

                                                             PAGE 12 OF 17 PAGES
prepaid, or (iii) on the date sent via facsimile transmission, with receipt confirmed, or (iv) after being sent by United States mail, properly addressed and first class postage prepaid, return receipt requested. The proper address to which notices, requests, or demands may be given or made by either party shall be the address set forth at the end of this Section or to such other address or to such other person as any party shall designate. Such address may be changed by written notice given to the other party in accordance to this Section.

     If to Buyer:

          Realty Income Corporation
          Attn:  Legal Department
          220 West Crest Street
          Escondido, CA  92025-1707
          (760) 741-2111
          (760) 741-8674 (Fax)

     If to Seller:

          The Sports Authority, Inc.
          Attn: Brad Ankerholz
          3338 North State Road 7
          Fort Lauderdale, FL  33319
          (954) 677-6006
          (954) 712-2798 (Fax)

     With Copy to:

          Rodriguez, Guerra & Nunez, P.A.
          Attn:  Sherry Stanley, Esq.
          1401 Brickell Avenue, Suite 600
          Miami, FL
          (305) 350-7794
          (305) 350-2525 (Fax)

     If to Escrow:

          First American Title Insurance Company
          Attn:  Linda Ruston
          13450 West Sunrise Blvd., Suite 300
          Sunrise, FL  33323
          (800) 327-1018
          (888) 596-5085 (Fax)

                                                             PAGE 13 OF 17 PAGES

                            19. GENERAL PROVISIONS

19.1   Recitals
       --------

       The Recitals set forth above commencing on Page 1 of this Agreement are incorporated herein by reference.

19.2   Manner of Taking Title
       ----------------------

       Buyer shall have the right to take title to the Properties at the Closing in a name other than Buyer's name.

19.3   Right to Assign
       ---------------

       Buyer shall have the right to assign Buyer's rights hereunder, but any such assignment shall not relieve Buyer of Buyer's obligations herein unless Seller expressly relieves Buyer.

19.4   Gender; Number
       --------------

       The use of (i) the neuter gender includes the masculine and feminine and
(ii) the singular number includes the plural whenever the context requires.

19.5   Captions
       --------

       Captions in this Agreement are inserted for the convenience of reference only and do not define, describe, or limit the scope or the intent of this Agreement or any of its terms.

19.6   Exhibits
       --------

       All attached exhibits are a part of this Agreement and are incorporated in full by this reference.

19.7   Entire Agreement
       ----------------

       This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Agreement.

19.8   Modification
       ------------

       No modification, waiver, amendment, discharge, or change of this Agreement shall be valid unless it is in writing and signed by the party against which the enforcement of the modification, waiver, amendment, discharge, or change is or may be sought.

19.9   Attorneys' Fees
       ---------------

       Should any party employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief, or other litigation, the prevailing party shall be entitled to receive from the other party or parties, reimbursement for all attorneys' fees and all costs, including, but not limited to, service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding. The "prevailing party" means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

                                                             PAGE 14 OF 17 PAGES

19.10  Joint and Several Liability
       ---------------------------

       If any party consists of more than one person or entity, the liability of each such person or entity signing this Agreement shall be joint and several.

19.11  Governing Law
       -------------

       This Agreement shall be construed and enforced in accordance with the laws of the state in which the Properties are located.

19.12  Time of Essence
       ---------------

       Time is of the essence of this Agreement and every provision hereof.

19.13  Severability
       ------------

       In the event any term, covenant, condition, or provision of this Agreement is held to be invalid, void, or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, or provision is invalid, void, or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, or provision of this Agreement.

19.14  Successors and Assigns
       ----------------------

       All terms of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors, and assigns.

19.15  Drafting
       --------

       This Agreement shall not be construed more strictly against one party than the other because it may have been drafted by one of the parties or its counsel, each having contributed substantially and materially to the negotiation and drafting hereof.

19.16  No Agreement Until Accepted
       ---------------------------

       Buyer's delivery of unexecuted copies or drafts of this Agreement is solely for the purpose of review by the party to whom delivered and is in no way to be construed as an offer by Buyer nor in any way implies that Buyer is under any obligation to purchase the Properties. When this Agreement has been executed by both Buyer and Seller, it shall constitute a binding agreement to purchase and sell the Properties upon the terms and conditions provided herein and Buyer and Seller agree to execute all instruments and documents and take all actions as may be reasonably necessary or required in order to consummate the purchase and sale of the Properties as contemplated herein.

19.17  Waiver of Trial by Jury
       -----------------------

       Seller and Buyer hereby waive the right to a trial by jury in connection with any litigation arising as a result of this Agreement and the transaction contemplated hereby.

19.18  Seller's Knowledge
       ------------------

       Whenever used in this Agreement, the phrase "to Seller's knowledge" and similar verbiage shall be limited in meaning to the actual (as distinguished from implied, imputed and constructive) knowledge of the corporate officers of Seller at a senior vice president level or

                                                             PAGE 15 OF 17 PAGES
above, the senior real estate counsel and the property administrator (each, an "Informed Party"), without inquiry or investigation, and without imputation to the Informed Party or Seller of facts and matters otherwise within the personal knowledge of any other employees of Seller or third parties.


           THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIOANLLY.

                                                             PAGE 16 OF 17 PAGES

19.19  Counterparts
       ------------

       This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall together constitute but one agreement. Any signature on a copy of this Agreement or any document necessary or convenient thereto sent by facsimile shall be binding upon transmission by facsimile and the facsimile copy may be utilized for the purposes of this Agreement.

BUYER:                              SELLER:
-----                               ------

REALTY INCOME CORPORATION,          THE SPORTS AUTHORITY, INC.,
a Maryland corporation              a Delaware corporation



By:____________________________     By:_______________________________



Date:__________________________     Date:_____________________________



ESCROW AGENT:
------------

FIRST AMERICAN TITLE INSURANCE COMPANY



By:____________________________



Date:__________________________

                                                             PAGE 17 OF 17 PAGES

                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

                                  EXHIBIT "A"

                                 PROPERTY LIST

----------------------------------------------------------
                                             Individual
  Store#         City           State      Purchase Price
----------------------------------------------------------
251           Fort Myers         FL            $ 3,720,000
305           Melbourne          FL              5,070,000
306             Orlando          FL              3,770,000
311           Gainesville        FL              3,530,000
355             El Paso          TX              3,200,000
510          Fredericksburg      VA              4,920,000
515             Bowie            MD              5,130,000
685             Geneva           IL              3,920,000
763             Fresno           CA              4,970,000
799           Anchorage          AK              6,530,000

                TOTALS                         $44,760,000
----------------------------------------------------------

                                                                     EXHIBIT "A"

                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

                                  EXHIBIT "B"

                   FORM OF LAND AND BUILDING LEASE AGREEMENT


                                                                     EXHIBIT "B"

                                LEASE AGREEMENT
                                ---------------


     THIS LEASE AGREEMENT made as of the __ day of October, 2001, by and between ______________________________________, having an office at 220 West Crest
Street, Escondido, CA 92025 ("Landlord"), and THE SPORTS AUTHORITY, INC, a Delaware corporation, having its principal office at 3383 North State Road 7, Fort Lauderdale, FL 33319 ("Tenant").

     In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant, intending to be legally bound, hereby covenant and agree as follows:

1.   Demise of Premises.  Landlord hereby demises and lets to Tenant and Tenant
     ------------------
hereby takes and leases from Landlord for the term and upon the provisions hereinafter specified the following described property ("Leased Premises"): (i) the lot or parcel of land described in Exhibit "A" attached hereto and made a part hereof, together with the easements, rights and appurtenances thereunto belonging or appertaining ("Land"); (ii) the buildings, structures and other improvements on the Land (collectively, the "Improvements"); and (iii) the machinery and equipment which is attached to the Improvements in such a manner as to become fixtures under applicable law, together with all additions and accessions thereto, substitutions therefor and replacements thereof permitted by this Lease, excepting therefrom the Trade Fixtures (collectively, the "Equipment").

2.   Certain Definitions.
     -------------------

     "Additional Rent" shall mean Additional Rent as defined in Paragraph 32.

     "Adjoining Property" shall mean all sidewalks, curbs, gores and vault spaces adjoining the Leased Premises.

     "Alteration" or "Alterations" shall mean any or all changes, additions (whether or not adjacent to or abutting any then existing buildings), expansions (whether or not adjacent to or abutting any then existing buildings), improvements, reconstructions, removals or replacements of any of the Improvements or Equipment, both interior or exterior, and ordinary and extraordinary.

     "Basic Rent" shall mean Basic Rent as defined in Paragraph 6.

     "Basic Rent Payment Dates" shall mean the Basic Rent Payment Dates as defined in Paragraph 6.

     "Commencement Date" shall mean the Commencement Date as defined in Paragraph 5.

     "Condemnation" shall mean a Taking and/or a Requisition.

     "Default Rate" shall mean the Default Rate as defined in Paragraph
19(c)(v).

     "Equipment" shall mean the Equipment as defined in Paragraph 1 (which excludes all Trade Fixtures).

     "Event of Default" shall mean an Event of Default as defined in Paragraph 19(a).

     "Impositions" shall mean the Impositions as defined in Paragraph 8.

     "Improvements" shall mean the Improvements as defined in Paragraph 1.

     "Insurance Requirement" or "Insurance Requirements" shall mean, as the case may be, any one or more of the terms of each insurance policy required to be carried by Tenant under this Lease and the requirements of the issuer of such policy, and whenever Tenant shall be engaged in making any Alteration or Alterations, repairs or construction work of any kind (collectively, "Work"), the term "Insurance Requirement" or "Insurance Requirements" shall be deemed to include a requirement that Tenant obtain or cause its contractor to obtain completed value builder's risk insurance when the estimated cost of the Work in any one instance exceeds the sum of Five Hundred Thousand ($500,000.00) Dollars [Three Hundred Thousand ($300,000.00) Dollars in all states other than Florida] and such insurance is available (unless such coverage is provided under the insurance maintained by Tenant pursuant to Paragraph 14(a)) and that Tenant or its contractor shall obtain worker's compensation insurance or other comparable insurance coverage covering all persons employed in connection with the Work, whether by Tenant, its contractors or subcontractors and with respect to whom death or bodily injury claims could be asserted against Landlord.

     "Land" shall mean the Land as defined in Paragraph 1.

     "Law" shall mean any applicable constitution, statute or rule of law.

     "Leased Premises" shall mean the Leased Premises as defined in Paragraph 1.

     "Lease Year" shall mean the first twelve (12) full calendar months after the Commencement Date (as defined in Paragraph 5) and each subsequent twelve
(12) month period thereafter during the term and any extensions. If the Commencement Date is other than the first day of the month, then the first Lease Year also will include the partial month in which the Commencement Date occurs.

     "Legal Requirement" or "Legal Requirements" shall mean, as the case may be, any one or more of all present and future Laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency (but excluding those which are not applicable to and do not impose any obligation on Tenant, Landlord or the Leased Premises) and all covenants, restrictions and conditions now of record, or of record in the future if created or filed by or with the consent of

Tenant, which may be applicable to Tenant, Landlord (with respect to the repair, maintenance or condition of the Leased Premises) or to all or any part of or interest (other than liens) in Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Leased Premises, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the "Americans with Disabilities Act") or results in interference with the use or enjoyment of the Leased Premises or (ii) requires Tenant to carry insurance other than as required by the provisions of this Lease.

     "Lender" shall mean an entity identified as such in writing to Tenant, which makes a Loan to Landlord, secured by a Mortgage and evidenced by a Note or which is the holder of the Mortgage and Note as a result of an assignment thereof.

     "Loan" shall mean a loan made by a Lender to Landlord secured by a Mortgage and evidenced by a Note.

     "Mortgage" shall mean a first priority mortgage or similar security instrument hereafter executed covering the Leased Premises from Landlord to Lender.

     "Net Award" shall mean the entire award payable to Landlord by reason of a Condemnation, less any actual and reasonable expenses incurred by Landlord in collecting such award.

     "Net Proceeds" shall mean the entire proceeds of any insurance required under clauses (i), (iv), or (v) of Paragraph 14(a), less any actual and reasonable expenses incurred by Landlord in collecting such proceeds; provided, however, that the term "Net Proceeds" shall exclude any amounts paid to Tenant for Tenant's Trade Fixtures and other personal property.

     "Note" or "Notes" shall mean a Promissory Note or Notes hereafter executed from Landlord to Lender, which Note or Notes will be secured by a Mortgage and an assignment of leases and rents.

     "Permitted Encumbrances" shall mean those covenants, restrictions, reservations, liens, conditions, encroachments, easements and other matters of title that affect the Leased Premises as of the date of Landlord's acquisition thereof and those items which hereafter affect title as permitted under this Lease, excepting, however, any of the foregoing matters arising from the acts of Landlord (such as liens arising as a result of judgments against Landlord).

     "Prohibited Use" shall mean each of the following uses: a factory, processing or rendering plant, massage parlor, peep show store, head shop store, topless or strip club, adult book or video store (which shall mean a store which primarily sells or offers for sale sexually explicit printed materials, audio or video tapes, or sexual devices), or flea market.

     "Replaced Equipment" or "Replacement Equipment" shall mean the Replaced Equipment and Replacement Equipment, respectively, as defined in Paragraph 11(d).

     "Requisition" shall mean any temporary condemnation or confiscation of the use or occupancy of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

     "Restoration" shall mean the Restoration as defined in Paragraph 13(c)(i).

     "State" shall mean the State or Commonwealth in which the Leased Premises is situated.

     "Taking" shall mean any taking of the Leased Premises in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceedings or by any other means, or any de facto condemnation.

     "Term" shall mean the Term as defined in Paragraph 5.

     "Termination Date" shall mean the Termination Date as defined in Paragraph 13(b)(i)(A).

     "Trade Fixtures" shall mean all fixtures, equipment and other items of personal property (whether or not attached to the Improvements), which are owned by Tenant and used in the operation of the business conducted on the Leased Premises.

3.   Title and Condition.
     -------------------

     (a) The Leased Premises are demised and let subject to (i) the Permitted Encumbrances, (ii) all Legal Requirements and Insurance Requirements, including any existing violation of any thereof, and (iii) the condition of the Leased Premises as of the commencement of the Term; without representation or warranty by Landlord except that Landlord represents and warrants title against the lawful claims of others arising from the acts of Landlord (other than the mortgage lien holder that has executed a Subordination, Non-Disturbance and Attornment Agreement of even date herewith with Tenant); it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired or been terminated.

     (b) EXCEPT FOR THE LIMITED WARRANTY OF TITLE CONTAINED IN PARAGRAPH 3(a), LANDLORD HAS NOT MADE AND WILL NOT MAKE ANY INSPECTION OF ANY OF THE LEASED PREMISES, AND LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES "AS IS", AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS

FOR USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD'S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. Tenant acknowledges that the Leased Premises are of its selection and to its specifications, and that Tenant has inspected the Leased Premises and they are satisfactory to Tenant. In the event of any defect or deficiency in any of the Leased Premises of any nature, whether patent or latent, Landlord shall not have any responsibility or liability with respect thereto or for any incidental or consequential damages (including strict liability in tort) except as otherwise provided herein. The provisions of this Paragraph 3(b) have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any warranties by Landlord, express or implied, with respect to any of the Leased Premises, arising pursuant to the uniform commercial code or any other Law now or hereafter in effect or otherwise, except for the limited warranty of title contained in Paragraph 3(a).

     (c) Tenant acknowledges and agrees that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found such title to be satisfactory for the purposes contemplated by this Lease, except that Tenant is relying on Landlord's representation in Paragraph 3(a) as to matters arising from the acts of Landlord.

     (d) Landlord hereby assigns, without recourse or warranty whatsoever, to Tenant, (i) all claims against third parties for damages to the Leased Premises to the extent that such damages are Tenant's responsibility to repair pursuant to the provisions of this Lease, and (b) all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the uniform commercial code (collectively, the "guaranties"). Such assignment shall remain in effect until the termination of this Lease. Landlord shall also retain the right to enforce any guaranties assigned in the name of Tenant upon the occurrence of an Event of Default. Landlord hereby agrees to execute and deliver at Tenant's expense such further documents, including powers of attorney, as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment effected or intended to be effected by this Paragraph 3(d). If Landlord shall receive any monies under the rights assigned pursuant to this subparagraph (d), whether during or after the term of this Lease, that relate to damages and/or repairs that are the Tenant's responsibility under this Lease, such monies shall be paid by Landlord to Tenant. Upon the termination of this Lease, subject to the provisions of the immediately preceding sentence, the guaranties shall automatically revert to Landlord. The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required. In confirmation of such reassignment Tenant shall execute and deliver promptly any certificate or other instrument, which Landlord may request. Any monies collected by Tenant under any of the guaranties after the occurrence of and during the continuation of an Event of Default shall be held in trust by Tenant and promptly paid over to Landlord, to be applied to Tenant's obligations under this Lease.

     (e) Landlord agrees to enter into, at Tenant's expense, such easements, covenants, waivers, approvals or restrictions for utilities, parking or other matters as desirable for operation of the Leased Premises or properties adjacent thereto (collectively, "Easements") as reasonably requested by Tenant, subject to Lender's and Landlord's approval of the form thereof, not to be unreasonably withheld or delayed; provided, however, that no such Easement shall result in any diminution in the value or utility of the Leased Premises for use as a retail site and further provided that no such Easement shall render the use of the Leased Premises dependent upon any other property or condition the use of the Leased Premises upon the use of any other property, each of which Tenant shall certify to Landlord and Lender in writing delivered with Tenant's request with respect to such Easement. Tenant's request shall also include Tenant's written undertaking acknowledging that Tenant shall remain liable hereunder as principal and not merely as a surety or guarantor notwithstanding the establishment of any Easement. If either Landlord or Lender shall fail to approve or disapprove the form of any such Easements, within a period of thirty
(30) days from their respective receipt of same, then either Landlord or Lender, as the case may be, shall be deemed to have approved the form of any such Easement.

     (f) Tenant agrees that, during the Term of this Lease, Tenant is obligated to and shall perform all obligations of the owner of the Leased Premises under and pay all expenses which the owner of the Leased Premises may be required to pay in accordance with any reciprocal easement agreement or any other agreement or document of record now, or of record in the future if created or filed by or with the consent of Tenant, affecting the Leased Premises, herein referred to collectively as the "REA", and that Tenant shall comply with all of the terms and conditions of the REA during the Term of this Lease, but only to the extent such obligations, expenses, terms and conditions pertain to the Leased Premises. Landlord shall cooperate with Tenant by providing such authorizations under the REA as may be necessary to enable Tenant to perform such REA obligations of Landlord. Promptly after the request of Tenant, Landlord shall execute such documents as may be reasonably requested by Tenant in connection with any REA so that to the extent permitted by such REA (i) Tenant is entitled to directly receive any notices under the REA, (ii) Tenant is named as a co-insured under any insurance policies required to be maintained by any other party under the REA, (iii) Tenant is afforded the benefit all rights, easements, licenses and benefits afforded to the Leased Premises under the REA, and (iv) Tenant is able to directly enforce the REA and to directly exercise all rights and remedies in connection with any breach of the REA by any other party. Subject to such cooperation by Landlord, Tenant further covenants and agrees to indemnify, defend and hold harmless Landlord and Lender against any claim, loss or damage suffered by Landlord or Lender by reason of Tenant's failure to perform any obligations or pay any expenses as required under any REA that are allocable to the Leased Premises or comply with the terms and conditions of any REA pertaining to the Leased Premises as herein above provided during the Term of this Lease. without obtaining the prior written consent of Tenant, Landlord shall not (i) consent to the modification or amendment of any REA or other covenant, condition or restriction affecting the Leased Premises or impose any additional covenant, condition or restriction upon the Leased Premises, or (ii) grant any consent or waiver under any REA.

     [Additional provision to be added to Fresno Lease: (g) Tenant acknowledges that the Leased Premises are subject to that certain Declaration of Covenants, Conditions and Restrictions (The Marketplace at River Park) recorded on April 14, 1997, in the Official Records of Fresno County, California, as Document No. 97048016 ("CC&Rs"). The CC&Rs grant, among other things, the "Developer" thereunder the right to recapture ("Right of Recapture") the "TSA Tract" (as defined in the CC&R's) upon which the Leased Premises are located, all as more particularly set forth in Section 8 of the CC&Rs. Tenant agrees to take all such actions so that the Developer shall not be entitled to exercise the Right of Recapture at any time during the Term of this Lease. If any event or circumstance shall exist that would enable the Developer to acquire the Leased Premises during the Term of this Lease pursuant to the Right of Recapture (a "Triggering Event"), Tenant shall immediately pay to Landlord, upon demand, the Contingent Payment Amount. The "Contingent Payment Amount" shall be equal to the sum by which (i) the total purchase price paid by Landlord in connection with its acquisition of the Leased Premises from Tenant on the Commencement Date, exceeds (ii) the net sales proceeds received by Landlord in connection with the acquisition of the Leased Premises by the Developer pursuant to the Right of Recapture. In no event, however, shall the Contingent Payment Amount be due and payable by the Tenant unless the Developer actually acquires the Leased Premises pursuant to the Right of Recapture during the Term. Without limiting the generality of the foregoing, the Contingent Payment Amount shall not be due and payable in connection with any event or circumstance if Tenant obtains a written agreement or acknowledgment (in form and substance reasonably acceptable to Landlord) from the Developer that it shall not exercise the Right of Recapture in connection with such event or circumstance. Tenant agrees to promptly furnish to Landlord a copy of any such agreement or acknowledgment obtained from Developer during the Term. The right of Landlord to receive the Contingent Payment Amount under this Paragraph 3 shall be in addition to all other rights and remedies of Landlord under this Lease that relate to the period prior to any acquisition of the Leased Premises by the Developer during the Term as a result of the exercise of the Right of Recapture. Tenant acknowledges that the Contingent Payment Amount is an appropriate measure of the damages that will be suffered by Landlord if any Triggering Event shall occur.]

4.   Use of Leased Premises; Quiet Enjoyment.
     ---------------------------------------

     (a) Tenant may use the Leased Premises as a retail store (the "Initial Use") or for any other lawful purpose, other than any Prohibited Use, so long as such other lawful purpose would not (i) have a material adverse effect on the value of the Leased Premises, (ii) materially increase (when compared to use as a retail store) the likelihood that Tenant, Landlord or Lender would incur liability under any provisions of the Act referred to in Paragraph 26 of this Lease, or (iii) result in or give rise to any material environmental deterioration or degradation of the Leased Premises. In no event shall the Leased Premises be used for any purpose which shall violate any of the provisions of any Permitted Encumbrance or any covenants, restrictions or agreements hereafter created by or consented to by Tenant applicable to the Leased Premises. Tenant agrees that with respect to the Permitted Encumbrances and any covenants, restrictions or agreements hereafter created by or consented to by Tenant, Tenant shall observe, perform and comply with and carry out the provisions thereof, required therein to be observed and performed by Landlord to the extent that such provisions are reasonably subject to performance by Tenant. Tenant has satisfied itself that its Initial Use is lawful and conforms to all applicable zoning and other use restrictions and regulations applicable to the Leased Premises.

     (b) Subject to Tenant's rights under Paragraph l8 hereof, Tenant shall not permit any unlawful occupation, business or trade to be conducted on the Leased Premises or any use to be made thereof contrary to applicable Legal Requirements or Insurance Requirements. Subject to Tenant's rights under Paragraph 18, Tenant shall not use, occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would (i) make void or voidable any insurance which Tenant is required hereunder to maintain then in force with respect to any of the Leased Premises unless Tenant obtains substitute insurance in compliance with the requirements of this Lease, (ii) render Tenant unable to obtain any insurance which Tenant is required to furnish hereunder, or (iii) cause any injury or damage to any of the Improvements unless pursuant to Alterations permitted under Paragraph 12 hereof.

     (c) Subject to all of the provisions of this Lease, so long as no Event of Default exists hereunder, Landlord covenants to do no act to disturb the peaceful and quiet occupation and enjoyment of the Leased Premises by Tenant.

5.   Term.
     ----

     (a) Subject to the provisions hereof Tenant shall have and hold the Leased Premises for an initial term commencing on October __, 2001 (the "Commencement Date") and ending on October 31, 2021 (the "Expiration Date") (such initial term, together with any Renewal Term, hereinafter defined, which comes into effect as hereinafter provided, is herein called the "Term").

     (b) Provided that no Event of Default exists at the time of the exercise of each option as provided below and this Lease shall not have been previously terminated pursuant to the terms of this Lease, Tenant shall have the option to extend the Term of this Lease on all the provisions contained in this Lease, except for Basic Rent, for three (3) consecutive five (5) year periods] (each, a "Renewal Term") [the Lease for the Fresno property will instead include the following language: for three (3) consecutive periods, the first two (2) of which shall be for five (5) years each and the third extension period shall end on September 30, 2036 (each, a "Renewal Term"),] following expiration of the initial Term or the prior Renewal Term, as the case may be. Provided that no Event of Default exists when Tenant exercises such option, Tenant may exercise each such option by giving written notice of the exercise of the option to Landlord at least six (6) months prior to the expiration of the initial Term or the then current Renewal Term, as the case may be. Any Renewal Term shall be subject to all of the provisions of this Lease, and all such provisions shall continue in full force and effect, except that the Basic Rent for each Renewal Term shall be the amounts determined in accordance with the schedule set forth in Exhibit "B" attached hereto and made a part hereof.

     (c) It is the intention of the parties that Tenant's right to extend the Term of this Lease not be lost through Tenant's inadvertent failure to give notice of the exercise of an option to extend the Term as provided herein. Accordingly, if Tenant fails to notify Landlord of its exercise of an option, such option shall nevertheless remain in full force and effect for a period of thirty (30) days after Landlord's delivery to Tenant of a subsequent written notice setting forth the expiration date of the Lease and advising Tenant that notice of exercise of such option has not been received. Notwithstanding the foregoing, if Landlord at any time not earlier than twelve (12) months before the expiration of the initial Term or the current Renewal Term, nor later than seven (7) months prior to the expiration of the initial Term or the current Renewal Term, as the case may be, notifies Tenant of the date by which Tenant must exercise Tenant's option to extend the Term and if Tenant thereafter fails to timely exercise such option, then the foregoing provisions of this subparagraph (c) shall not apply and Tenant must exercise its option, if at all, at least six (6) months before the expiration of the initial Term or the current Renewal Term, as the case may be.

6.   Rent.
     ----

     (a) Tenant shall pay to Landlord (or to Lender, if directed by Landlord), as minimum annual rent for the Leased Premises during the Term, the amounts set forth in Exhibit "B" attached hereto ("Basic Rent"), commencing on the Commencement Date for the current month and continuing on the first day of each month thereafter during the Term, in each case for the current month (the said days being called the "Basic Rent Payment Dates"), and shall pay the same at Landlord's address set forth below, or at such other place as Landlord from time to time may designate to Tenant in writing, in funds which at the time of such payment shall be legal tender for the payment of public or private debts in the United States of America. If the Commencement Date shall not be the first day of a calendar month, Basic Rent for the period from and including the Commencement Date through and including the end of the calendar month in which the Commencement Date occurs shall be prorated on the basis of the actual number of days in such calendar month and shall be paid on the Commencement Date.

     (b) Tenant shall pay and discharge before the imposition of any fine, lien, interest or penalty may be added thereto for late payment thereof, as Additional Rent, all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof. In the event of any failure by Tenant to pay or discharge any of the foregoing, Landlord shall have, after the expiration of all applicable cure periods, all rights, powers and remedies provided herein, by Law or otherwise, in the event of nonpayment of Basic Rent.

     (c) If any installment of Basic Rent is not paid within five (5) days after written notice is received by Tenant from Landlord or Lender (or Lender's servicer or other designee of Lender) that the same is overdue (an "Overdue Notice"), Tenant shall pay to Landlord or Lender, as the case may be, on demand, as Additional Rent, a late charge equal to three percent (3%) (the "Late Charge") on such overdue installment of Basic Rent; provided, however, that (i) if two (2) Overdue Notices are sent in any calendar year as a result of the failure of Tenant to pay Basic Rent on or before the due date thereof with respect to two different months, then for the balance of such calendar year (commencing with the Overdue Notice for the third monthly delinquency), a Late Charge shall be applicable if any installment of Basic Rent is thereafter not paid within three (3) days (one of which days must be a business day) after Tenant's receipt of the Overdue Notice; and (ii) no Late Charge shall be payable if the installment of Basic Rent has been sent by U.S. mail, properly addressed with postage prepaid, at least two (2) business days prior to the due date thereof (regardless of the date of receipt of such installment). If any installment of Basic Rent is not paid prior to such date on which a Late Charge is applicable pursuant to the foregoing provisions, then Landlord or Lender shall be entitled thereafter to send a second Overdue Notice. If the relevant installment of Basic Rent is not paid within three (3) business days after the second Overdue Notice is received by Tenant, Tenant shall pay to Landlord or Lender, as the case may be, on demand, as Additional Rent, an additional late charge equal to two percent (2%) on such overdue installment of Basic Rent.

     (d) Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transactions represented by this Lease in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with "true lease" treatment rather than "financing" treatment.

7.   Net Lease; Non-Terminability.
     ----------------------------

     (a) This is a net-net-net Lease. It is the intention of Landlord and Tenant that the Basic Rent and other sums and charges provided herein shall be absolutely net to Landlord. Except as otherwise specifically set forth in this Lease, Tenant shall pay, as Additional Rent, all costs, charges, obligations, assessments, and expenses of every kind and nature against or relating to the Leased Premises or the use, occupancy, area, possession, leasing, operation, management, maintenance, or repair thereof, which may arise or become due during, and that are allocable to, the Term hereof. Basic Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid, except as otherwise expressly set forth in this Lease, without notice, demand, setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense.

     (b) Except as otherwise expressly provided in this Lease, this Lease shall not terminate and Tenant shall not have any right to terminate this Lease, during the Term. Except as otherwise expressly provided in this Lease, Tenant shall not be entitled to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease; and except as otherwise expressly provided in this Lease, the obligations of Tenant under this Lease shall not be affected by any interference with Tenant's use of any of the Leased Premises by anyone other than Landlord or anyone claiming by or through Landlord for any reason, including but not limited to the following:
(i) any damage to or destruction of any of the Leased Premises by any cause whatsoever, (ii) any Condemnation, (iii) the prohibition, limitation or restriction of Tenant's use of any of the Leased Premises, (iv) any eviction by paramount title or otherwise other than as a result of Landlord's actions, (v) Tenant's acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (vi) any latent or other defect in, or any theft or loss of any of the Leased Premises, (vii) the breach of any warranty of any seller or manufacturer of any of the Equipment, (viii) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding. It is the intention of the parties hereto that, except as otherwise expressly provided in this Lease, the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, and that Basic Rent, Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and that, except as otherwise expressly provided in this Lease, the obligations of Tenant under this Lease shall continue unaffected, unless this Lease shall have been terminated pursuant to an express provision of this Lease.

     (c) Tenant agrees that it shall remain obligated under this Lease in accordance with its provisions and that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord provided that this Lease is not rejected by or on behalf of the Landlord, or (ii) the exercise of any remedy, including foreclosure, under the Mortgage so long as the rights of Tenant under this Lease are not disturbed as a result of such exercise.

     (d) Except as otherwise expressly provided in this Lease, this Lease is the absolute and unconditional obligation of Tenant. Tenant waives all rights which are not expressly stated in this Lease but which may now or hereafter otherwise be conferred by Law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, (ii) to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease, except as otherwise expressly provided in this Lease, and (iii) for any statutory lien or offset right against Landlord or its property.

8.   Payment of Impositions; Compliance with Legal Requirements and Insurance
     -------------------------------------------------------------------------
     Requirements.
     ------------

     (a) (i) Subject to the provisions of Paragraph 18 hereof relating to contests and the provisions of Paragraph 8(a)(ii), Tenant shall, before interest or penalties are due thereon, pay and discharge (all of the following, but excluding the items excluded pursuant to Paragraph 8(a)(ii), being herein collectively called the "Impositions"): all taxes of every kind and nature (including real, ad valorem, personal property and sales taxes) on or with respect to the Leased Premises; all charges and/or taxes allocable to the Leased Premises for any easement or agreement maintained for the benefit of the Leased Premises; all general and special assessments, levies, permits, inspection and license fees on or with respect to the Leased Premises; all water and sewer rents and other utility charges on or with respect to the Leased Premises; all ground rents on or with respect to the Leased Premises; and all other public charges and/or taxes whether of a like or different nature, even if unforeseen or extraordinary, imposed or assessed upon or with respect to the Leased Premises, prior to or during the Term and allocable to the Term, against Landlord, Tenant or any of the Leased Premises as a result of or arising in respect of the occupancy, leasing, use, maintenance, operation, management, repair or possession thereof, or any activity conducted on the Leased Premises, or the Basic Rent or Additional Rent, including without limitation, any sales tax, occupancy tax or use tax levied by any governmental body on or with respect to such Basic Rent or Additional Rent, but excluding all items excluded from Impositions under Paragraph 8(a)(ii). If received by Landlord, Landlord shall promptly deliver to Tenant any bill or invoice with respect to any Imposition. Upon request, Tenant shall provide Landlord with evidence of its payment of Impositions.

         (ii) Nothing herein shall obligate Tenant to pay, and the term "Impositions" shall exclude, federal, state or local (A) transfer taxes, documentary stamp taxes, intangibles taxes, and other similar taxes as the result of a conveyance, encumbrance, or transfer of Landlord's interest, or foreclosure by or against (or suffered by) Landlord, (B) payroll, franchise, capital stock or similar taxes if any, of Landlord, (C) income, excess profits, excise or other taxes, if any, of Landlord, determined on the basis of or measured by its income or gross receipts (other than sales and use taxes on rental payments), (D) any estate, inheritance, succession, gift, capital levy or similar taxes, or (E) taxes and assessments allocable to any period after the Term, when prorated on a daily basis, provided, however, that the taxes referred to in clauses (B) and (C) above shall not be excluded to the extent they are in lieu of or a substitute for any other tax or assessment upon or with respect to any of the Leased Premises which, if such other tax or assessment were in effect at the commencement of the Term, would be payable by Tenant. In the event that any assessment against any of the Leased Premises may be paid in installments, Tenant shall have the option to pay such assessment in installments; and in such event, Tenant shall be liable only for those installments, which become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities, which relate to the Impositions. Tenant shall deliver to Landlord and to Lender, within twenty (20) days after Landlord's written request therefor, copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority and receipts for payments of all Impositions made during each calendar year of the Term, within thirty (30) days after payment.

     (b) While any Event of Default exists under this Lease, Landlord shall have the right to require Tenant to make a monthly escrow deposit into an interest-bearing account (the "Escrow Account") maintained at a federally insured bank of Landlord's choice (the "Escrow Account Bank"). All interest earned on the funds in the Escrow Account will belong to Tenant, and the Escrow Account Bank shall pay the interest to Tenant no less frequently than quarterly. The amount of each monthly escrow deposit will be equal to 1/12 of the total of all Impositions that Landlord or any Lender reasonably estimates will be due and payable during the ensuing twelve months. From time to time, Landlord or any Lender may change the monthly escrow deposit to an amount reasonably determined by Landlord or any Lender to reflect an accurate escrow of Tenant's estimated obligation to discharge Impositions, by giving Tenant thirty (30) days prior written notice. The notice must include information reasonably supporting the new amount. Tenant shall pay the noticed amount as its monthly escrow deposit for each deposit due after the expiration of the 30-day period. Unless any Event of Default exists under this Lease, Tenant will not be required to maintain an Escrow Account for the payment of Impositions, but subject to the provisions of Paragraph 18, Tenant shall instead pay all Impositions directly, before interest or penalties are due thereon.

     (c) If an Escrow Account is being maintained pursuant to subparagraph (b) above, then before interest or penalties are due thereon, but subject to the provisions of Paragraph 18, Tenant shall direct the Escrow Account Bank to pay all Impositions from the Escrow Account. If the amount of funds in the Escrow Account is insufficient to fully pay and discharge any Impositions, Tenant shall pay the difference from its own accounts. If Tenant fails to pay any Impositions when due, or if Landlord or any Lender reasonably determine that because of Tenant's bankruptcy or similar occurrence, Tenant is unable to generally to pay its bills when due, Tenant hereby authorizes Landlord and any Lender to use funds in the Escrow Account to pay the Impositions and any penalties or interest due thereon. If the amount of the Impositions paid by the Landlord or any Lender exceeds the amount in the Escrow Account, Landlord or any Lender may bill the Tenant for the excess, and Tenant shall pay the excess to Landlord or any Lender, as appropriate, within fifteen (15) business days after receiving the bill.

     (d) Subject to the provisions of Paragraph 18 hereof, Tenant shall promptly comply with and conform to all of the Legal Requirements and Insurance Requirements.

9.   Liens; Recording and Title.
     --------------------------

     (a) Subject to the provisions of Paragraph 18 hereof, Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge, any lien on Landlord's interest in the Leased Premises, on the Basic Rent, Additional Rent or on any other sums payable by Tenant under this Lease, other than the Mortgage, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting from any act or omission by Landlord or those claiming by, through or under Landlord (except Tenant). Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any of the Leased Premises through or under Tenant, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to any of the Leased Premises. [To be added to Leases for Florida properties: No mechanic's lien shall lie against Landlord's interest in the Leased Premises, including buildings and all improvements located thereon, arising as a result of any improvements made, or work performed, by or on behalf of Tenant, and no person who furnishes work, labor, services, or materials to the Leased Premises at the request of Tenant shall acquire any lien rights under Chapter 713, Florida Statutes, against the interest of Landlord. Further, Tenant hereby agrees to notify each and every contractor and subcontractor making any improvements to Tenant's leasehold interest that the Lease provides that the interest of Landlord shall not be subject to any liens for improvements made by Tenant.] Notwithstanding anything in this Lease to the contrary, Tenant shall have the right, without notice to or the consent of Landlord, to encumber Tenant's interest in Trade Fixtures, inventory, receivables and/or other tangible or intangible property located on, in, arising from or otherwise relating to the Leased Premises.

     (b) Each of Landlord and Tenant shall execute, acknowledge and deliver to the other a written Memorandum of this Lease to be recorded in the appropriate land records of the jurisdiction in which the Leased Premises is located, in order to give public notice and protect the validity of this Lease. In the event of any discrepancy between the provisions of said recorded Memorandum of this Lease and the provisions of this Lease, the provisions of this Lease shall prevail. [In the lease for the Maryland property, the foregoing will be replaced by the following: Each of Landlord and Tenant shall execute, acknowledge and caused to be delivered to Tenant a Memorandum of this Lease, which at Tenant's option may be recorded in the appropriate land records of the jurisdiction in which the Leased Premises is located. In the event of any discrepancy between the provisions of said Memorandum of this Lease and the provisions of this Lease, the provisions of this Lease shall prevail.]

     (c) Nothing in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or lien in or upon the estate of Landlord in any of the Leased Premises.

10.  Indemnification.
     ---------------

     (a) (i) Except as otherwise provided in Paragraph 14(h), Tenant covenants to defend and indemnify Landlord and its subsidiaries, parents, affiliates, officers, directors, shareholders, partners, beneficial owners, trustees, members, managers and employees (collectively, the "Landlord Affiliates"), and hold Landlord and the Landlord Affiliates harmless (except for loss or damage resulting from the negligence or willful misconduct of Landlord, its agents, contractors, licensees, tenants other than Tenant, or employees), from and against any and all claims, actions, damages, liability and expense, including reasonable attorneys' fees, in connection with or arising from any cause whatsoever in or about the Leased Premises during the Term, including, without limiting the generality of the foregoing: (A) any default by Tenant in the observance or performance of any of the terms, covenants, or conditions of this Lease on Tenant's part to be observed or performed; (B) the use or occupancy of the Leased Premises by Tenant or any person claiming by, through, or under Tenant; (C) the condition of the Leased Premises or any occurrence or happening on the Leased Premises from any cause whatsoever; or (C) any acts, omissions, or negligence of Tenant or any person claiming by, through, or under Tenant, or of the contractors, agents, servants, employees, visitors, or licensees of Tenant or any such person, in, on, or about the Leased Premises, either prior to or during the Lease Term (including, without limitation, any holdovers in connection therewith), including, without limitation, any acts, omissions, or negligence in the making or performance of any alterations. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination, and shall not be limited by reason of any insurance carried by Landlord and Tenant.

         (ii) Except as otherwise provided in Paragraph 14(h), Landlord covenants to defend and indemnify Tenant and its subsidiaries, parents, affiliates, officers, directors, shareholders, partners, beneficial owners, trustees, members, managers and employees (collectively, the "Tenant Affiliates") and hold Tenant and the Tenant Affiliates harmless (except for loss or damage resulting from the acts or omissions of Tenant, its agents, contractors, licensees or employees) from and against any and all claims, actions, damages, liability and expense, including reasonable attorneys' fees, occasioned by the gross negligence or intentional misconduct of Landlord, its agents, contractors and employees during the Term.

     (b) The following procedures shall be applicable with respect to all indemnity provisions of this Lease:

       (i) Any party entitled to indemnification under this Lease (an "Indemnitee") agrees that upon its obtaining actual knowledge of any facts which the Indemnitee recognizes to be the basis for a claim for indemnity (a "Claim") under the provisions of this Lease (including, without limitation, the receipt of any demand, assertion, claim, action or proceeding, judicial or otherwise), it will give reasonably prompt notice thereof in writing to the other party to this Lease (the "Indemnitor") together with a statement of all information respecting such Claim as it shall then have. The Indemnitor shall not be obligated to indemnify the Indemnitee for the increased amount of any Claim which would otherwise have been payable under this Lease to the extent (but solely to the extent) that the increase resulted from the lack of notice required by this provision.

       (ii) The Indemnitor is entitled at its cost and expense to contest, defend by all appropriate legal proceedings, handle and settle any Claim with respect to which it is called upon to indemnify the Indemnitee under the provisions of this Lease; provided, however, that notice of the intention to do so shall be delivered by the Indemnitor to the Indemnitee within a reasonable time in light of the circumstances then existing. Any contest may be conducted in the name and on behalf of the Indemnitor or conducted in the name and on behalf of the Indemnitee, if necessary, as may be determined by the Indemnitor. Any contest shall be conducted by attorneys engaged by the Indemnitor (which shall be reasonably acceptable to the Indemnitee), but the Indemnitee shall have the right to participate in the proceedings and to be represented by attorneys of its own choosing at its own cost and expense. If the Indemnitee joins in any contest, however, the Indemnitor shall have full authority to determine all action to be taken; provided however that the Indemnitor shall have no authority to reject a settlement offer that is fully covered by insurance unless Indemnitee agrees to reject such offer. If the Indemnitor does not elect to contest a Claim, handle the Claim or negotiate a settlement thereof, the Indemnitor shall be bound by the result obtained by the Indemnitee. The Indemnitee shall take such commercially reasonable actions as may be requested by Indemnitor to resolve, settle or compromise the asserted Claim at the cost and expense of the Indemnitor.

       (iii) If requested by the Indemnitor, the Indemnitee agrees to cooperate with the Indemnitor and its counsel in contesting any Claim which the Indemnitor elects to contest or, if appropriate, in making any counterclaim against the person asserting the Claim, or any cross-complaint against any person, and further agrees to take any other action as reasonably may be requested by the Indemnitor to reduce or eliminate any loss for which the Indemnitor would have responsibility, but the Indemnitor will reimburse the Indemnitee for any reasonable expenses incurred by it in so cooperating or acting at the request of the Indemnitor.

       (iv) The Indemnitee shall provide reasonable advance written notice to the Indemnitor of any meeting with all persons (including governmental authorities) asserting any Claim and any meetings with representatives (including counsel) of such persons. Indemnitor and its counsel shall have the opportunity to be present at and participate in such meetings, and Indemnitor shall have the right to determine the action to be taken in or with respect to any such meeting.

       (v) The Indemnitor shall pay to the Indemnitee the amount to which the Indemnitee may become entitled by reason of the provisions of this Lease within twenty (20) days after the amount owed is finally determined either by mutual agreement of Landlord and Tenant, pursuant to any settlement of any Claim reached by the Indemnitor, or pursuant to the final unappealable judgment of a court of competent jurisdiction.

     (c) The respective rights and obligations of Landlord and Tenant under this Paragraph 10 shall survive any termination of this Lease.

11.  Maintenance and Repair.
     ----------------------

     (a) Except for any Alterations that Tenant is permitted to make pursuant to this Lease and as otherwise provided in this Lease, Tenant shall at all times during the Term, put, keep and maintain the Leased Premises (including, without limitation, the roof, landscaping, walls, footings, foundations and structural components of the Leased Premises) and the Equipment in the same condition and order of repair as exists as of the date of this Lease, except for ordinary wear and tear, and shall promptly make all repairs and replacements of every kind and nature, whether foreseen or unforeseen, which may be required to be made upon or in connection with the Leased Premises in order to keep and maintain the Leased Premises in the order and condition required by this Paragraph 11(a). Tenant shall do or cause others to do all shoring of the Leased Premises or of foundations and walls of the Improvements and every other act necessary or appropriate for preservation and safety thereof, by reason of or in connection with any excavation or other building operation upon any of the Leased Premises, whether or not Landlord shall, by reason of any Legal Requirements or Insurance Requirements, be required to take such action or be liable for failure to do so. Landlord shall not be required to make any repair, whether foreseen or unforeseen, or to maintain any of the Leased Premises or Adjoining Property in any way, and Tenant hereby expressly waives the right to make repairs at the expense of the Landlord, which right may be provided for in any Law now or hereafter in effect. Nothing in the preceding sentence shall be deemed to excuse Landlord for any repairs arising from Landlord's default under this Lease or its gross negligence or intentional misconduct or to preclude Tenant from being entitled to insurance proceeds or condemnation awards for Restoration pursuant to Paragraphs 13(c) and 14(g) of this Lease. Tenant shall, in all events, make all repairs for which it is responsible hereunder promptly, and all repairs shall be in a good, proper and workmanlike manner.

     (b) In the event that any Improvement shall violate any Legal Requirements or Insurance Requirements and as a result of such violation enforcement action is threatened or commenced against Tenant or with respect to the Leased Premises, then Tenant, at the request of Landlord, shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such violation, whether the same shall affect Landlord, Tenant or both, or (ii) take such action as shall be necessary to remove such violation, including, if necessary, any Alteration. Any such repair or Alteration shall be made in conformity with the provisions of Paragraph 12.

     (c) If Tenant shall be in default under any of the provisions of this Lease, Landlord may after written notice given to Tenant and failure of Tenant to commence the cure within thirty (30) business days after receipt of such notice and diligently prosecute the cure to completion (but subject to extensions during periods of remodeling, reconstruction and/or repair), but upon telephonic or other available communication in the event of an emergency, do whatever is reasonably necessary to cure such default as may be appropriate under the circumstances for the account of and at the expense of Tenant. In the event of an emergency Landlord shall notify Tenant of the situation by phone or other available communication. All reasonable sums so paid by Landlord and all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment or incurring the expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

     (d) Tenant shall from time to time replace with other operational equipment or parts (the "Replacement Equipment") any of the Equipment (the "Replaced Equipment") which shall have become worn out or unusable for the purpose for which it is intended, been taken by a Condemnation as provided in Paragraph 13, or been lost, stolen, damaged or destroyed as provided in Paragraph 14. Tenant shall repair at its sole cost and expense all damage to the Leased Premises caused by the removal of Equipment or Replaced Equipment or other personal property of Tenant or the installation of Replacement Equipment. All Replacement Equipment shall become the property of Landlord, shall be free and clear of all liens and rights of others and shall become a part of the Equipment as if originally demised herein.

12.  Alterations.
     -----------

     (a) Tenant shall not make any Alterations which would (after the completion thereof) impair the structural integrity of the Leased Premises, without Landlord's written consent, which consent Landlord agrees not unreasonably to withhold or delay. Tenant may make any other Alterations without the prior written consent of the Landlord provided such Alterations comply with all of the provisions of Paragraph 12(b). Any alterations, additions, and improvements made or installed by Tenant that exist at the expiration or earlier termination of this Lease shall remain upon the Leased Premises and shall be surrendered with the Leased Premises to Landlord upon such expiration or earlier termination.

     (b) In the event that Landlord gives its prior written consent to any Alterations, or if such consent is not required, Tenant agrees that in connection with any Alteration: (i) the fair market value of the Leased Premises shall not be lessened in any material respect after the completion of any such Alteration, or its structural integrity impaired; (ii) the Alteration and any Alteration theretofore made or thereafter to be made shall not in the aggregate reduce the gross floor area of the Improvements by more than ten percent (10%); (iii) all such Alterations shall be performed in a good and workmanlike manner, and shall be expeditiously completed in compliance with all Legal Requirements; (iv) all work done in connection with any such Alteration shall comply with all Insurance Requirements; (v) Tenant shall promptly pay all costs and expenses of any such Alteration, and shall (subject to the provisions of Paragraph 18 hereof) discharge all liens filed against any of the Leased Premises arising out of the same; (vi) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration; (vii) all such Alterations shall be the property of Landlord and shall be subject to this Lease; (viii) in the case of any Alteration the estimated cost of which in any one instance exceeds Five Hundred Thousand Dollars ($500,000), such Alterations shall not be made by Tenant without prior written consent of Landlord (which consent shall not be unreasonably withheld and shall be subject to the provisions of subparagraph (c) below); and (ix) any such Alteration shall be in conformity with applicable laws, regulations and covenants, conditions and restrictions encumbering the Leased Premises and, for Alterations requiring Landlord's prior written consent, by a licensed contractor that is reasonably acceptable to Landlord. Tenant shall pay when due all claims for labor and materials furnished in connection with any Alterations. Landlord may enter upon the Leased Premises, in such case, for the purpose of posting appropriate notices, including, but not limited to, notices of non-responsibility. Upon completion of any Alterations for which the Landlord's consent is required, Tenant shall provide to Landlord "as-built" plans to the extent such Alterations affect the structure of the Leased Premises, any new certificate of occupancy that may have issued in connection with the Leased Premises after completion of the Alterations, and a copy of the final unconditional lien waivers from the contractor(s).

     (c) If Landlord does not deliver to Tenant its written disapproval of any proposed Alterations and/or contractor within five (5) business days after Tenant's request for Landlord's consent, together with the specific reason(s) for such disapproval, then Landlord shall be deemed to have approved the proposed Alterations and/or contractor.

     (d) At any time prior to the expiration or termination of this Lease, Tenant shall have the right to remove any Trade Fixtures from the Leased Premises provided that Tenant promptly shall make such repairs and restoration of the Leased Premises as are necessary to repair any damage to the Leased Premises caused by the removal of the Trade Fixtures.

13.  Condemnation.
     ------------

     (a) Tenant, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Landlord thereof and Landlord shall be entitled to participate in any Condemnation proceeding at its own cost and expense. Landlord, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Tenant thereof and Tenant shall have the right to participate in such proceedings at its own cost and expense. Subject to the provisions of this Paragraph 13 and Paragraph 15, Tenant hereby irrevocably assigns to Lender or to Landlord, in that order, any award or payment in respect of any Condemnation of Landlord's interest in the Leased Premises provided that such proceeds are held, applied and disbursed as provided in this Lease, except that nothing in this Lease shall be deemed to assign to Landlord or Lender any award relating to the value of the leasehold interest created by this Lease or any award or payment on account of the Trade Fixtures, moving expenses and out-of-pocket expenses incidental to the move, if available, loss of goodwill, or other damages that may be pursued by Tenant to the extent Tenant shall have a right to make a separate claim therefor against the condemnor, it being agreed, however, that Tenant shall in no event be entitled to any payment that reduces the award to which Landlord is or would be entitled for the condemnation of Landlord's fee interest in the Leased Premises.

     (b) (i) (A) If (I) the entire Leased Premises or (II) at least ten percent (10%) of the Land or the building constructed on the Land or any means of ingress, egress or access to the Leased Premises, the loss of which even after Restoration would, in Tenant's reasonable business judgment, be substantially and materially adverse to the business operations of Tenant at the Leased Premises, shall be subject of a Taking by a duly constituted authority or agency having jurisdiction, then Tenant may, not later than sixty (60) days after Tenant has received actual written notice from Landlord or the condemning authority of such authority's final plans relating to the Taking, serve notice ("Tenant's Termination Notice") upon Landlord of Tenant's intention to terminate this Lease on any Basic Rent Payment Date specified in such Tenant's Termination Notice, which date (the "Termination Date") shall be no sooner than the first Basic Rent Payment Date occurring at least thirty (30) days after the date of such Tenant's Termination Notice and not later than the actual date of the Taking. For purposes hereof, "final plans" shall mean information that (1) is not subject to material change prior to the effectiveness of the Taking and (2) is sufficiently detailed to allow Tenant to determine the exact property that will be the subject of the Taking and the specific impact of the Taking on the Leased Premises (including, without limitation, the impact on ingress, egress, access, signage or visibility).

             (B) In the event of the delivery by Tenant of Tenant's Termination Notice as provided in subparagraph (A) above, then (I) this Lease and the Term shall terminate on the Termination Date specified in Tenant's Termination Notice, and (II) the entire award made in the Condemnation proceeding with respect to the Landlord's interest in the Leased Premises shall be paid to Lender or to Landlord in that order.

     (c) (i) In the event of a Condemnation of any part of the Leased Premises which does not result in a Termination of this Lease, this Lease shall terminate as to the portion of the Leased Premises that is the subject of the Taking on the first to occur of the date that fee title to, or physical possession of, the Leased Premises is taken and the Net Award of such Condemnation shall be paid to Landlord to be held, applied and disbursed as provided in this Paragraph 13(c) and Paragraph 15; and promptly after such Condemnation, Tenant shall commence and diligently continue to restore the Leased Premises as nearly as possible to its value, condition and character immediately prior to such Condemnation, in accordance with the provisions of this Lease, including but not limited to the provisions of Paragraphs 11(a), 12 and 15 (such restoration following a Condemnation and restoration following a casualty is, as the context shall require, herein called a "Restoration").

       (ii) Upon the payment to Landlord of the Net Award of a Taking which falls within the provisions of this Paragraph 13(c), Landlord and Lender shall, to the extent received, make that portion of the Net Award equal to the cost of Restoration (the "Restoration Award") available to Tenant for Restoration, in
                  -----------------
accordance with the provisions of Paragraph 15 (provided, however, if any Event of Default then exists, Landlord shall be entitled to first apply the Net Award to the sums due to Landlord or to otherwise cure the Event of Default), with the balance of the Net Award paid to Tenant after completion of any required Restoration, and all Basic Rent, Additional Rent and other sums payable hereunder shall continue unabated and unreduced. Notwithstanding the foregoing, in the event of a De Minimis Taking (as defined below), Landlord shall be entitled to receive and retain the Net Award, and all Basic Rent, Additional Rent and other sums payable hereunder shall continue unabated and unreduced.
For purposes hereof, "De Minimis Taking" shall mean a Taking (A) for which the
                      -----------------
aggregate amount of the award, together with all other condemnation awards (if any) retained by Landlord in connection with the Leased Premises during the Term, is less than or equal to $25,000, (B) that does not in any way require Tenant to restore or repair the Leased Premises, (C) that does not affect any building located on the Leased Premises, (D) that does not affect signage, access, traffic flow, lighting, or parking for the Leased Premises, or visibility of the building on or signage for the Leased Premises, and (E) that otherwise does not have any material adverse impact on Tenant's business being conducted on the Leased Premises.

       (iii) In the event of a Requisition of the Leased Premises, Landlord shall apply the Net Award of such Requisition, to the extent available, to the installments of Basic Rent, Additional Rent or other sums payable by Tenant hereunder thereafter payable and Tenant shall pay any balance remaining after such application. Upon the expiration of the Term, any portion of such Net Award, which shall not have been previously credited to Tenant on account of the Basic Rent and Additional Rent, shall be retained by Landlord.

     (d) Except with respect to an award or payment to which Tenant is entitled pursuant to the provisions of Paragraph 13(a), 13(b) and 13(c), or an award or payment to which Landlord is entitled to retain in connection with a De Minimis Taking, no agreement with any condemnor in settlement of or under threat of any Condemnation shall be made by either Landlord or Tenant without the written consent of the other, and of Lender, if the Leased Premises are then subject to a Mortgage, which consent shall not be unreasonably withheld or delayed.

     (e) If the Leased Premises are located in the State of California, there is attached hereto Exhibit "C" entitled "California Provisions" and all of the provisions, terms and conditions thereof are incorporated herein and made a part hereof. Exhibit "C" includes Paragraph 13(e), which is incorporated at this point if the Leased Premises are located in the State of California.

14.  Insurance.
     ---------

     (a) Tenant shall maintain at its sole cost and expense the following insurance on the Leased Premises at all times during the Term of this Lease:

       (i) Insurance against loss or damage to the Improvements and Equipment under a ISO special causes of loss form policy (or its equivalent); flood insurance if the Leased Premises is located within an area having special flood hazards and such insurance is customarily maintained for similar commercial properties and is available; and earthquake insurance if the Leased Premises is located in an area where earthquake insurance is customarily maintained for similar commercial properties. Such insurance shall be in amounts not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable) as determined from time to time at Lender's request but not more frequently than once in any 12-month period, by agreement of Landlord, Lender and Tenant, or if not so agreed, at Tenant's expense, by the insurer or insurers or by an appraiser approved by Landlord. Such insurance policies may contain reasonable exclusions, retention and deductible amounts.

       (ii) Contractual and comprehensive commercial general liability insurance and, if necessary, commercial umbrella insurance, against claims for bodily injury, death or property damage occurring on, in or about the Leased Premises, which insurance shall be written on a so-called "Occurrence Basis," and shall provide minimum protection with a combined single limit in an amount not less than Five Million ($5,000,000) Dollars (or in such increased limits from time to time, but no more than once in any five year period, to reflect declines in the purchasing power of the dollar as Landlord may reasonably request), for bodily injury, death and property damage in any one occurrence.

       (iii) Worker's compensation insurance covering all persons employed by Tenant on the Leased Premises in connection with any work done on or about any of the Leased Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Leased Premises.

       (iv) Insurance against loss or damage from explosion of any steam or pressure boilers or similar apparatus located in or about the Improvements in an amount not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable).

       (v) Within thirty (30) days after the written request of Lender, such additional and/or other insurance with respect to the Improvements located on the Leased Premises and in such amounts as at the time is customarily carried by prudent owners or tenants with respect to improvements similar in character, location and use and occupancy to the Improvements located on the Leased Premises.

     (b)  During such time as (i) no Event of Default is outstanding hereunder,
(ii) the tangible net worth of Tenant (or of the guarantor of Tenant's obligations under this Lease) shall be not less than One Hundred Million ($100,000,000.00) Dollars as determined in accordance with generally accepted accounting principles consistently applied, and (iii) Tenant (or the guarantor of Tenant's obligations under this Lease) has a Standard & Poor's rating of BBB or better, Tenant may self-insure all or any portion of the coverage referred to in Paragraph 14(a), provided that the self insurance program of this subparagraph (b) does not violate any Legal Requirements of any state which regulates a Lender domiciled in said state.

     (c) Except as otherwise provided in Paragraph 14(b), the insurance required by Paragraph 14(a) shall be written by companies having a general policy rating of A- or better and a financial class of VIII or better as listed in the most recent edition of AM Best Company's Best Rating Guide, and all such companies shall be approved, authorized or licensed to provide insurance in the State, or otherwise agreed to by Landlord and Lender. Sums due from Tenant in lieu of insurance proceeds because of such self-insurance programs shall be treated as insurance proceeds for all purposes under this Lease. The insurance policies (i) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof or any coinsurance requirement in the relevant policy shall be eliminated through the attachment of an agreed amount endorsement, the activation of an agreed value option, or as is otherwise appropriate under the policy form, and (ii) shall, with respect to the insurance maintained under Paragraph 14(a)(i), (ii) and (iv), name Landlord, Tenant and any Lender as additional insured parties, as their respective interests may appear. If said insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Tenant or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord and Lender.

     (d) Each insurance policy referred to in clauses (i), (iv) (and (v) if requested by Lender) of Paragraph 14(a), shall contain standard non-contributory/first mortgage mortgagee clauses in favor of any Lender which holds a Mortgage on the Leased Premises. Each such policy shall provide that it may not be canceled except after thirty (30) days prior notice to Landlord and any Lender. Each such policy shall also provide that any losses otherwise payable thereunder shall be payable notwithstanding any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment.

     (e) Tenant shall pay as they become due all premiums for the insurance required by this Paragraph 14, shall renew or replace each policy, and shall deliver to Landlord and Lender a certificate or other evidence (reasonably satisfactory to Lender and Landlord) of the existing policy and such renewal or replacement policy at least thirty (30) days prior to the Policy Expiration Date (as hereinafter defined) of each policy. Each such policy shall provide that it shall not expire until the Landlord and Lender shall have been provided with thirty (30) days prior written notice of the expiration date (the "Policy
                                                                   ------
Expiration Date") thereof.  In the event of Tenant's failure to comply with any
---------------
of the foregoing requirements of this Paragraph 14 within five (5) business days of the giving of written notice by Landlord to Tenant, Landlord shall be entitled to procure such insurance.

Any sums expended by Landlord in procuring such insurance shall be Additional Rent and shall be repaid by Tenant, together with interest thereon at the Default Rate, from the time of payment by Landlord until fully paid by Tenant immediately upon written demand therefor by Landlord.

     (f) Anything in this Paragraph 14 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 14(a) may be carried under a "blanket" policy or policies covering other properties or liabilities of Tenant and/or its affiliates, provided that such "blanket" policy or policies otherwise comply with the provisions of this Paragraph 14. In the event any such insurance is carried under a blanket policy, Tenant shall deliver to Landlord and Lender evidence of the issuance and effectiveness of the policy, the amount and character of the coverage with respect to the Leased Premises and the presence in the policy of provisions of the character required in the above sections of this Paragraph 14.

     (g) In the event of any casualty loss exceeding $500,000 or in the event of casualty loss that results in the inability of Tenant to operate its store located on the Leased Premises, Tenant shall give Landlord immediate notice thereof. Tenant shall adjust, collect and compromise any and all claims, with the consent of Lender and Landlord, not to be unreasonably withheld or delayed (but the consent of Lender and Landlord shall not be required in connection with any claims relating to Tenant's Trade Fixtures and other personal property), and Landlord and Lender shall have the right to join with Tenant therein. If the estimated cost of Restoration or repair shall be One Hundred Thousand ($100,000.00) Dollars or less, all proceeds of any insurance required under clauses (i) and (iv) (and (v) if requested by Lender) of Paragraph 14(a) shall be payable to Tenant. If the estimated cost of Restoration or repair shall be Five Hundred Thousand ($500,000.00) Dollars or less, all proceeds of any insurance required under clauses (i) and (iv) (and (v) if requested by Lender) of Paragraph 14(a) shall be payable to Tenant, provided that Tenant (or the guarantor of the Tenant's obligations under this Lease) at such time shall have a tangible net worth of not less than One Hundred Million ($100,000,000.00) Dollars as determined in accordance with generally accepted accounting principles, consistently applied, and in all other events to an escrow holder agreed upon by Landlord and Tenant and reasonably satisfactory to Lender or, if they are unable to agree, to a trustee which shall be a federally insured bank or other financial institution to act as trustee selected by Landlord and Tenant and reasonably satisfactory to Lender (such escrow holder, bank or financial institution so selected is called the "Trustee"). If the Leased Premises shall be covered by a Mortgage, Lender, if it so desires, shall be the Trustee. Each insurer is hereby authorized and directed to make payment under said policies directly to such Trustee instead of to Landlord and Tenant jointly; and Tenant and Landlord each hereby appoints such Trustee as its attorney-in-fact to endorse any draft therefor for the purposes set forth in this Lease after approval by Tenant of such Trustee, if Trustee is other than Lender. In the event of any casualty (whether or not insured against) resulting in damage to the Leased Premises or any part thereof, the Term shall nevertheless continue and there shall be no abatement or reduction of Basic Rent, Additional Rent or any other sums payable by Tenant hereunder. The Net Proceeds of such insurance payment shall be retained by the Trustee and, promptly after such casualty, Tenant, as required in Paragraphs 11(a) and 12, shall commence and diligently continue to perform the Restoration to the Leased Premises. Upon payment to the Trustee of such Net Proceeds, the Trustee shall, to the extent available, make the Net

Proceeds available to Tenant for Restoration, in accordance with the provisions of Paragraph 15. Tenant shall, whether or not the Net Proceeds are sufficient for the purpose, promptly repair or replace the Improvements and Equipment in accordance with the provisions of Paragraph 11(a) and the Net Proceeds of such loss shall thereupon be payable to Tenant, subject to the provisions of Paragraph 15 hereof. In the event that any damage or destruction shall occur at such time as Tenant shall not have maintained third-party insurance in accordance with Paragraph 14(a)(i),(iv) or (v), Tenant shall pay to the Trustee the amount of the proceeds that would have been payable had such insurance program been in effect (the "Tenant Insurance Payment").

     (h) Landlord and Tenant, on their own behalf and on behalf of anyone claiming under or through either one by way of subrogation, hereby release and waive all rights of recovery and causes of action against each other and their respective subsidiaries, parents, affiliates, officers, directors, shareholders, partners, managers, members, beneficial owners, trustees, employees (collectively, for purposes of this subparagraph (h), their "Affiliates") from any and all liability for any loss or damage to property or resulting from damage to such property (and, in either case, any resulting loss of business or rental income), whether caused by the negligence or fault of the other party, which is insured under the property insurance required to be maintained under Paragraph 14(a)(i) or (iv) above, or any other property insurance policy now or hereafter issued to Landlord or Tenant excluding, however, any secondary or excess insurance policies maintained by Landlord solely for its own benefit. The foregoing waiver is in addition to any other waiver or release contained in this Lease. Tenant shall have the property insurance policies required under Paragraph 14(a)(i) and (iv) issued in such form as to waive any right of subrogation that might otherwise exist, and shall provide written evidence thereof to Landlord upon written request.

     (i) Notwithstanding anything to the contrary provided in this Lease, Tenant shall have the right to settle all insurance claims relating to Tenant's Trade Fixtures, inventory and other personal property without the participation or consent of Landlord, and all such insurance proceeds shall be paid directly to Tenant and neither Landlord nor Lender shall have any interest therein.

5.   Restoration.  Net Proceeds, Restoration Award and Tenant Insurance Payment
     -----------
(the aggregate of which being herein defined as the "Restoration Fund") shall be
                                                     ----------------
disbursed by the Trustee in accordance with the following conditions:

     (a) If the cost of Restoration will exceed $500,000, prior to commencement of the Restoration the architects, general contractor(s), and plans and specifications for the Restoration shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed; and which approval shall be granted to the extent that the plans and specifications depict a Restoration which is substantially similar to the Improvements and Equipment which existed prior to the occurrence of the Casualty or Taking, whichever is applicable.

     (b) At the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed and remain undischarged or unbonded.

     (c) Disbursements shall be made from time to time in an amount not exceeding the hard and soft cost of the work and costs incurred since the last disbursement upon receipt of (1) satisfactory evidence, including architects' certificates of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (2) partial releases of liens, and (3) other reasonable evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the site and free and clear of mechanics' lien claims.

     (d) Each request for disbursement shall be accompanied by a certificate of Tenant describing the work, materials or other costs or expenses, for which payment is requested, stating the cost incurred in connection therewith and stating that Tenant has not previously received payment for such work or expense and the certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work has been substantially completed and complies with the applicable requirements of this Lease.

     (e) The Trustee may, and shall if so requested by Landlord, retain ten percent (10%) of the Restoration Fund until the Restoration is at least fifty percent (50%) complete, and thereafter five percent (5%) until the Restoration is substantially complete.

     (f) The Restoration Fund shall be kept in a separate interest-bearing federally insured account by the Trustee or by Lender, with the interest that accrues thereon to be added to the Restoration Fund.

     (g) At all times the undisbursed balance of the Restoration Fund held by Trustee plus any funds contributed thereto by Tenant, at its option, shall be not less than the cost of completing the Restoration, free and clear of all liens.

     (h) In addition, prior to commencement of Restoration and at any time during Restoration, if the estimated cost of Restoration, as reasonably determined by Landlord, exceeds the amount of the Net Proceeds, the Restoration Award and Tenant Insurance Payment available for such Restoration, the amount of such excess shall be paid by Tenant to the Trustee to be added to the Restoration Fund or Tenant shall fund at its own expense the costs of such Restoration until the remaining Restoration Fund is sufficient for the completion of the Restoration. Any sum in the Restoration Fund, which remains in the Restoration Fund upon the completion of Restoration, shall be paid to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of Restoration, the Net Proceeds or the Restoration Award shall be deemed to be disbursed prior to any amount added by Tenant.

     (i) Notwithstanding anything to the contrary provided in this Lease, if the estimated cost of Restoration or repair after any Condemnation or casualty occurring during the last three (3) years of the Term of this Lease shall exceed 50% of the replacement cost of the Improvements, Tenant shall have the right to terminate this Lease upon the delivery of at least thirty (30) days' prior written notice to Landlord and Lender provided existing uncured defaults (if any) of Tenant are cured on or before the date upon which this Lease would otherwise be terminated pursuant to this Section. In the event of the termination of this Lease by Tenant in accordance with this subparagraph (i), (A) the Term and this Lease shall terminate on the date provided in Tenant's written notice of termination, (B) Tenant shall have no obligation to restore or repair the Leased Premises, and (C) the entire Net Award or Net Proceeds, as applicable, shall be payable to Lender and Landlord, in that order, and Tenant shall pay to Landlord an amount equal to Tenant's self-insured retention.

16.  Subordination to Financing.
     --------------------------

     (a) (i) Subject to the provisions of Paragraph 16(a)(ii), Tenant agrees that this Lease shall at all times be subject and subordinate to the lien of any Mortgage provided that the holder thereof has executed and delivered to Tenant an agreement, in recordable form, confirming its agreement to the provisions set forth in subparagraph (ii) below, and Tenant agrees, upon demand, without cost, to execute instruments as may be required to further effectuate or confirm such subordination.

          (ii) Except as expressly provided in this Lease by reason of the occurrence of an Event of Default, Tenant's tenancy and Tenant's rights under this Lease shall not be disturbed, terminated or otherwise adversely affected, nor shall this Lease be affected, by any default under any Mortgage, and in the event of a foreclosure or other enforcement of any Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant for the Term of this Lease and any Renewal Term, the rights of Tenant under this Lease shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as no Event of Default has occurred and is continuing. Tenant shall not be named as a party defendant in any such foreclosure suit, except as may be required by Law to exercise the remedies available to Lender under the Mortgage, but not for the purpose of terminating this Lease or affecting any of the rights of the Tenant hereunder. Any Mortgage to which this Lease is now or hereafter subordinate shall provide, in effect, that during the time this Lease is in force insurance proceeds and Restoration Award shall be permitted to be held, used and disbursed in accordance with the provisions of this Lease. Notwithstanding an Event of Default, but provided no event of default has occurred under any Qualified Sublease (as defined below), the provisions of this Paragraph 16(a) shall continue to apply for the benefit of the relevant Qualified Subtenant referred to in Paragraph 17 herein.

     (b) Notwithstanding the provisions of Paragraph 16(a), the holder of any Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect, provided that such holder shall have agreed that during the time this Lease is in force insurance proceeds and Restoration Award shall be permitted to be held, used and disbursed in accordance with the provisions of this Lease.

     (c) At any time prior to the expiration of the Term, Tenant agrees, at the election and upon demand of any owner of the Leased Premises, or of a Lender who has granted non-disturbance to Tenant pursuant to Paragraph 16(a) above and has recognized and affirmed that this Lease shall continue to be binding on such owner or Lender in accordance with the provisions of Paragraph 16(a) above, to attorn, from time to time, to any such owner or Lender, upon the terms and conditions of this Lease, for the remainder of the Term. The provisions of this Paragraph 16(c) shall inure to the benefit of any such owner or Lender, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.

     (d) Each of Tenant, any owner and Lender, however, upon demand of the other, hereby agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of Paragraphs 16(a) and 16(c), reasonably satisfactory to the requesting party acknowledging such subordination, non-disturbance and attornment as are provided in such subparagraphs and setting forth the terms and conditions of its tenancy.

     (e) Each of Tenant, Landlord and Lender agrees that, if requested by any of the others, each shall, without charge, enter into a Subordination, Non-Disturbance and Attornment Agreement reasonably requested by Lender, provided such agreement contains provisions relating to non-disturbance and other provisions set forth in subparagraph (a) and Tenant hereby agrees for the benefit of Lender that (i) no amendment or modification of this Lease shall be effective against Lender without in each case the prior written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed (provided, however, Lender, in Lender's sole discretion may withhold or condition its consent to any amendment or modification which would or could (A) alter in any way the amount or time for payment of any Basic Rent, Additional Rent or other sum payable hereunder, (B) alter in any way the absolute and unconditional nature of Tenant's obligations hereunder or materially diminish any such obligations, (C) result in any termination hereof prior to the end of the initial term except in accordance with the express terms of this Lease, or
(D) otherwise, in Lender's reasonable judgment, affect the rights or obligations of Landlord or Tenant hereunder), (ii) without the prior written consent of Lender which may be withheld in Lender's sole discretion, Tenant shall not cancel or surrender or seek to cancel or surrender the Term hereof except in accordance with the express terms of this Lease, or enter into any agreement with Landlord to do so (the parties agreeing that the foregoing shall not be construed to affect the rights or obligations of Tenant, Landlord or Lender with respect to any termination permitted under the express terms hereof), and (iii) Tenant will not pay any installment of Basic Rent more than one (1) month in advance of the due date thereof or otherwise than in the manner provided for in this Lease.

17.  Assignment, Subleasing.
     ----------------------

     (a) Tenant may assign, mortgage or pledge its interest in this Lease and may sublet the Leased Premises in whole or in part, from time to time, without the consent of Landlord, subject to the terms of this Lease.

     (b)(i) Each sublease of the Leased Premises or any part thereof shall be subject and subordinate to the provisions of this Lease. Except in connection with an assignment to a Qualified Replacement Tenant (as defined below), no assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. Notwithstanding any assignment or subletting, except in connection with an assignment to a Qualified Replacement Tenant, Tenant shall continue to remain liable and responsible for the payment of the Basic Rent and Additional Rent and the performance of all its other obligations under this Lease. No assignment or sublease shall impose any obligations on Landlord under this Lease except as otherwise provided in this Lease. Tenant agrees that in the case of an assignment of the Lease, Tenant shall, within fifteen (15) days after the execution and delivery of any such assignment, deliver to Landlord (i) a duplicate original of such assignment in recordable form and (ii) an agreement executed and acknowledged by the assignee in recordable form wherein the assignee shall agree to assume and agree to observe and perform all of the terms and provisions of this Lease on the part of the Tenant to be observed and performed from and after the date of such assignment. Notwithstanding anything to the contrary provided in this Lease, in the event of any assignment of this Lease to a Qualified Replacement Tenant and the compliance by Tenant with the provisions of the immediately preceding sentence, the assignor shall have no further obligations or liabilities as the "Tenant" under this Lease from and after the assignment and all references to the "Tenant" under this Lease shall thereafter refer to and mean the assignee and its successors and assigns. However, the assignor shall not be released from accrued obligations and liabilities under this Lease that exist at the time of the assignment. In the case of a sublease, Tenant shall, within fifteen (15) days after the execution and delivery of such sublease, deliver to Landlord a duplicate original of such sublease.

       (ii) A "Qualified Replacement Tenant" shall be any assignee of Tenant's rights, title and interest under this Lease that either (A) has an Acceptable Credit Rating (as defined below) at the time of the assignment to such assignee, or (B) causes an entity that has an Acceptable Credit Rating at the time of the assignment to such assignee to execute and deliver to the Landlord a guaranty in form and substance reasonably acceptable to Landlord and the Tenant's assignee. For purposes hereof, the term "Acceptable Credit Rating" shall mean a Standard & Poor's (or other nationally recognized statistical rating organization's) rating of not less than four grade levels above the then existing grade level of the assigning Tenant (by way of example only, the Standard & Poor's rating that is four grade levels above B- is BB), but in no event less than a Standard & Poor's rating at the time of the assignment of BB (or an equivalent rating of any other nationally recognized statistical rating organization).

     (c) Upon the occurrence of an Event of Default under this Lease, Landlord shall have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, and Tenant hereby irrevocably and unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default.

     (d)(i) Landlord agrees for itself, its successors and assigns, promptly upon Tenant's request, to enter into a nondisturbance and attornment agreement with any Qualified Subtenant, as defined below, upon the terms described below, pursuant to which Landlord shall agree, for so long as such Qualified Subtenant is not in default under its Qualified Sublease, as defined below, that the

Qualified Sublease shall not be terminated as a result of any termination of this Lease and such Qualified Subtenant's use and occupancy of the Leased Premises shall not be disturbed by Landlord, and pursuant to which such Qualified Subtenant shall agree to attorn to Landlord or its successor as landlord under the Qualified Sublease upon any termination of this Lease. Said agreement shall further provide that nothing therein contained shall impose any obligation on the Landlord or the Lender to (A) return or apply any security deposit under such sublease, unless such security deposit shall be transferred and turned over to the Landlord or Lender or their or either of their successors, (B) expend any sums to make any installations or alterations provided to be made by the Landlord under said sublease or reimburse the Tenant under said sublease for any installations or alterations made by it, (C) be liable for any act or omission of Tenant as sublandlord (or any successor to Tenant as sublandlord) or be subject to any offsets or defense which such subtenant might have against Tenant as sublandlord (or any successor to Tenant as sublandlord), (D) be bound by any rent or additional rent which such subtenant might have paid for more than the current month to any prior landlord, or (E) be bound by any amendment or modification of the sublease made without the prior written consent of Landlord, the terms of which amendment or modification if included in the original sublease would have prevented such sublease from meeting the criteria for a Qualified Sublease.

       (ii) Any subtenant under a Qualified Sublease, as defined below, is a "Qualified Subtenant." A "Qualified Sublease" shall be any sublease of all of the Leased Premises, pursuant to which the subtenant thereunder had, at the time such sublease was entered into, a Standard & Poor's rating of BB, or higher, or a Moody's rating of Ba, or higher (or equivalent rating of any other nationally recognized statistical rating organization), such sublease to be on the terms and conditions of this Lease (except the Basic Rent or Additional Rent (or both) may be higher), and for a term not to exceed the Term of this Lease, (and if any such Qualified Sublease shall include all or part of any Renewal Term or Renewal Terms, then Tenant shall be conclusively deemed to have irrevocably waived the right to issue a Renewal Term Cancellation Notice as to such Renewal Term or Renewal Terms, which waiver Tenant will confirm in writing to Landlord if requested to do so, except that if thereafter such Qualified Sublease shall terminate prior to its original term and on or before the last day as of which Tenant would otherwise be entitled to issue a Renewal Term Cancellation Notice as to any Renewal Term originally included within the term of such Qualified Sublease, then Tenant's right to issue a Renewal Term Cancellation Notice as to such Renewal Term and all subsequent Renewal Terms originally falling within the term of such Qualified Sublease shall be reinstated in accordance with the terms of this Lease).

     (e)(i) Landlord agrees for itself, its successors and assigns, promptly upon Tenant's request, to enter into an agreement with any Qualified Assignee, as defined below, pursuant to which Landlord shall agree, for so long as such Qualified Assignee is not in default of its obligations under this Lease, that no defaults or Event of Default shall be deemed to have occurred under this Lease by reason of the occurrence of one or more of the events designated in Paragraphs 19(a)(iii), (iv), (v) or (vi) with respect to any party who was a Tenant under this Lease prior to the date of the assignment of this Lease to the Qualified Assignee.

       (ii) A "Qualified Assignee" shall be any assignee of the Tenant's rights, title and interest under this Lease which, at the time of the assignment to it, had a Standard & Poor's rating of BB, or higher, or a Moody's rating of Ba, or higher, (or equivalent rating of any other nationally recognized statistical rating organization).

18.  Permitted Contests.
     ------------------

     (a) After prior written notice to Landlord, Tenant shall not be required to (i) pay any Imposition, (ii) comply with any Legal Requirement, (iii) discharge or remove any lien referred to in Paragraphs 9 or 12, or (iv) take any action with respect to any violation referred to in Paragraph 11(b) so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon, the Imposition or lien so contested, (B) the sale, forfeiture or loss of any of the Leased Premises, any Basic Rent or any Additional Rent to satisfy the same or to pay any damages caused by the violation of any such Legal Requirement or by any such violation, (C) any interference with the use or occupancy of any of the Leased Premises, (D) any interference with the payment of any Basic Rent or any Additional Rent, and (E) the cancellation of any fire or other insurance policy unless prior to the effective date of such cancellation, the policy is replaced by a substitute policy that complies with the requirements of this Lease. Subject to the foregoing, and at no cost to Landlord, Landlord shall fully cooperate with the commencement and prosecution of any such contest.

     (b) In no event shall Tenant pursue any contest with respect to any Imposition, Legal Requirement, lien, or violation, referred to above in such manner that exposes Landlord or Lender to (i) criminal liability, penalty or sanction, (ii) any civil liability, penalty or sanction for which Tenant has not made provisions reasonably acceptable to Landlord and Lender or (iii) defeasance of its interest in the Leased Premises.

     (c) Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay and save Lender and Landlord harmless against any and all losses, judgments, decrees and costs (including all reasonable attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

19.  Default Provisions.
     ------------------

     (a) The occurrence of any one or more of the following events (any such event being specified herein as a "failure" or "default") shall constitute an Event of Default under this Lease:

       (i) Failure by Tenant to make any payment of Basic Rent which continues unremedied for a period of five (5) business days after written notice ("Nonpayment Notice") thereof given to Tenant by Landlord or Lender or Lender's designee; or

       (ii) Failure by Tenant to make any payment of Additional Rent or other sum herein required to be paid by Tenant which continues unremedied for a period of ten (10) business days after a Nonpayment Notice is given to Tenant by Landlord or Lender or Lender's designee; or

       (iii) Failure by Tenant to perform and observe, or a violation or breach of, any other provision in this Lease and such default shall continue for a period of thirty (30) days after written notice thereof is given by Landlord or Lender or Lender's designee to Tenant or if such default is of such a nature that it cannot reasonably be cured within such period of thirty (30) days, such period shall be extended for such longer time as is reasonably necessary provided that Tenant has commenced to cure such default within said period of thirty (30) days and is actively, diligently and in good faith proceeding with continuity to remedy such default; or

       (iv)   Tenant or any guarantor of Tenant's obligations hereunder shall
(A) voluntarily be adjudicated a bankrupt or insolvent, (B) or voluntarily consent to the appointment of a receiver or trustee for itself or for any of the Leased Premises, (C) voluntarily file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, or (D) voluntarily file a general assignment for the benefit of creditors; or

       (v) A court shall enter an order, judgment or decree appointing, with the voluntary consent of Tenant or any guarantor of Tenant's obligations hereunder, a receiver or trustee for Tenant or any guarantor of Tenant's obligations hereunder or for the Leased Premises or approving a petition filed against Tenant or any guarantor of Tenant's obligations hereunder which seeks relief under the bankruptcy or other similar laws of the United States or any State, and such order, judgment or decree shall remain in force, undischarged or unstayed, one hundred twenty (120) days after it is entered; or

       (vi) Tenant or any guarantor of Tenant's obligations hereunder shall in any insolvency proceedings be liquidated or dissolved or shall voluntarily commence proceedings towards its liquidation or dissolution; or

       (vii) The estate or interest of Tenant in the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within one hundred twenty (120) days after such levy or attachment.

     (b) If any Event of Default shall have occurred, Landlord shall have the right at its option, then or at any time thereafter, to do any one or more of the following without demand upon or notice to Tenant except to the extent such notice as is required below:

       (i) Landlord may give Tenant notice (following the occurrence of an Event of Default) of Landlord's intention to terminate this Lease on a date specified in such notice (which date shall be no sooner than twenty (20) days after the date of the notice). Upon the date therein specified, unless the Event of Default for which the termination is effected has been cured by Tenant, the Term and the estate hereby granted and all rights of Tenant hereunder shall expire and terminate as if such date were the date herein above fixed for the expiration of the Term, and Landlord shall be entitled to recover the damages incurred by Landlord as a result of the Event of Default as provided in subparagraph (c) below.

       (ii) Landlord may, whether or not the Term of this Lease shall have been terminated pursuant to clause (i) above, give Tenant notice (following the occurrence of an Event of Default) to surrender the Leased Premises to Landlord on a date specified in such notice (which date shall be no sooner than thirty
(30) days after the date of the notice), at which time Tenant shall surrender and deliver possession of the Leased Premises to Landlord unless the Event of Default for which the termination of Tenant's right of possession is effected has been cured by Tenant. Upon or at any time after taking possession of the Leased Premises, Landlord may remove any persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such entry or repossession shall be construed as an election by Landlord to terminate this Lease unless Landlord gives a written notice of such intention to Tenant pursuant to clause (i) above.

       (iii) Landlord may continue this Lease in effect for so long as Landlord does not so terminate Tenant's right to possession, and enforce all Landlord's rights and remedies under this Lease, including, without limitation, the right to recover Basic Rent and Additional Rent as they become due.

     (c)(i) In the event of any termination of this Lease or repossession of any of the Leased Premises by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord Basic Rent, Additional Rent and all other sums required to be paid by Tenant to and including the date of such expiration or repossession.

        (ii)  After repossession of the Leased Premises pursuant to subparagraph
(b)(ii) above, Tenant shall, until the end of what would have been the Term in the absence of such repossession, and whether or not any of the Leased Premises shall have been relet (but subject to the mitigation requirements set forth below), be liable to Landlord for and shall pay to Landlord as damages: (A) Basic Rent, Additional Rent and all other sums which would be payable under this Lease by Tenant in the absence of such repossession, less (B) the net proceeds, if any, of any reletting pursuant to paragraph 19 (c)(iii) and any other revenues generated by the Leased Premises (including, without limitation, receipts from subtenants, licensees, concessions or other possessory arrangements), after deducting from such proceeds all of Landlord's reasonable expenses in connection with such reletting (including all reasonable repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, costs of Alteration, expenses of preparation for reletting), and other costs and expenses incurred by Landlord as a result of Tenant's default. Tenant hereby agrees to be and remain liable for all sums aforesaid and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by limitation had there been no such Event of Default.

       (iii) After repossession of any of the Leased Premises pursuant to subparagraph (b)(ii) above, Landlord may relet the Leased Premises or any part thereof to such tenant or tenants for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) for such rent, on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its reasonable discretion, may determine; and Landlord shall collect and receive any rents payable by reason of such reletting. All rental and use income received in connection with the Leased Premises, including without limitation, the rents received on such reletting, shall be applied (A) first to the reasonable and actual expenses of such reletting and collection, including without limitation necessary renovation and alterations of the Leased Premises, reasonable and actual attorneys' fees and any reasonable and actual real estate commissions paid, and (B) thereafter toward payment of all sums due or to become due Landlord hereunder. If a sufficient amount to pay such expenses and sums shall not be realized or secured, then Tenant shall pay Landlord any such deficiency monthly, and Landlord may bring an action therefor as such monthly deficiency shall arise. Landlord shall not, in any event, be required to pay Tenant any sums received by Landlord on a reletting of the Leased Premises in excess of the rent provided in this Lease, but such excess shall reduce any accrued present or future obligations of Tenant under this Lease. Landlord's re-entry and reletting of the Leased Premises without termination of this Lease shall not preclude Landlord from subsequently terminating this Lease as set forth above. Landlord may make such Alterations as Landlord in its reasonable discretion may deem advisable. Tenant agrees to pay Landlord, as Additional Rent, immediately upon demand, all reasonable expenses incurred by Landlord in obtaining possession, in performing Alterations and in reletting any of the Leased Premises, including fees and commissions of attorneys, architects, agents and brokers.

       (iv) If Landlord shall have reentered the Leased Premises, as the case may be, whether or not Landlord shall have recovered any amounts under Paragraph 19(c)(ii) or 19(c)(iii), Landlord shall be entitled to recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant's default, the amount by which the Basic Rent, and all Additional Rent reserved hereunder for the unexpired portion of the Term demised herein as if the Lease had not expired or been terminated exceeds the then fair and reasonable rental value of the Leased Premises for the same period, discounted to present worth at the annual rate of nine percent (9%), minus any such monthly deficiencies previously recovered from Tenant under Paragraph 19(c)(ii) and (iii) if applicable. Tenant shall have no further liability for the payment of monthly deficiencies under Paragraph 19(c)(ii) and (iii) after the exercise by the Landlord of the remedy provided in this subparagraph (iv).

       (v) Upon the occurrence of any Event of Default, Tenant shall pay to Landlord on any installment of Basic Rent or any Additional Rent not paid on or before the date when each such payment is due, interest on the delinquent amount at the rate of twelve percent (12%) per annum (the "Default Rate") computed from the date such payment of Basic Rent or Additional Rent was due to and including the date of payment.

       (vi) In the event of the termination of this Lease or repossession of the Leased Premises after the occurrence of any Event of Default, Landlord agrees to exercise reasonable efforts to mitigate the damages arising as a result of the occurrence of such Event of Default.

       (vii) Except as provided in Paragraph 19(d), Landlord may exercise any other right or remedy now or hereafter existing by law or in equity. If the Leased Premises are located in the State of California, there is attached hereto Exhibit "C" entitled "California Provisions" and all of the provisions, terms and conditions thereof are incorporated herein and made a part hereof. Exhibit "C" includes an addition to Paragraph 19(c)(vii), which is incorporated at this point if the Leased Premises are located in the State of California.

     (d) If Landlord elects to terminate this Lease or Tenant's right to possession of the Leased Premises on account of any default by Tenant, Landlord shall have the right, to the maximum extent provided by law, to terminate any and all subleases, licenses, concessions, or other consensual arrangements for possession entered into by Tenant and affecting the Leased Premises unless Landlord has executed (or is obligated pursuant to the terms of Paragraph 16 of this Lease to execute) a nondisturbance and attornment agreement with respect to the sublease or other agreement, or, in Landlord's sole discretion, Landlord may succeed to Tenant's interest in such subleases, licenses, concessions, or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions, or arrangements, Tenant shall have no further right to or interest in the rent or other consideration receivable thereunder as of the date of notice by Landlord of such election, but the same shall be applied as in accordance with this Paragraph.

     (e) Landlord and Tenant agree that upon the occurrence of any Event of Default by Tenant, the remedies provisions of this Lease are intended to supersede any common law or statutory rights that Landlord may have to accelerate the Basic Rent and Additional Rent due under this Lease, and Landlord hereby waives any such statutory or common law rights. Subject to Landlord's continuing ability to enforce the remedies provided in this Lease upon an Event of Default by Tenant, Landlord's waiver hereunder shall apply to all such rights of acceleration whether same are currently available under existing statutes or common law(s) or whether such rights of acceleration are hereafter available under future statutes or common law(s). Furthermore, notwithstanding any provision to the contrary in this Lease, any amount received by Landlord under this Lease or in connection with the Leased Premises after the occurrence of any Event of Default shall be applied to the obligations of Tenant hereunder. Without limiting the generality of the foregoing, the amount of any Net Proceeds and Net Award received by Landlord which, but for the occurrence of such Event of Default, would otherwise be available to Tenant for Restoration, shall be applied to reduce the liability of Tenant under this Lease as to such Restoration.

     (f) If any statute or rule of law governing a proceeding in which the damages provided for in Paragraph 19(c) are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.

     (g)(i) If Landlord fails to perform any of its obligations under this Lease, Tenant shall give Landlord written notice thereof. Landlord shall have the right to cure such breach during the 30-day period following receipt of Tenant's notice hereunder; provided, however, that if Landlord commences to cure such breach within such 30 day period and thereafter diligently prosecutes the same to completion, Landlord shall not be in default hereunder. If the breach of Landlord materially adversely affects Tenant's use and enjoyment of the Leased Premises and if Landlord has not cured such breach during the 30 day period following receipt of Tenant's notice hereunder, then notwithstanding any continuing efforts of Landlord to cure such breach, Tenant shall have the right, but not the obligation, to cure such breach.

        (ii) If the Leased Premises are subject to a Mortgage, Tenant shall serve Lender concurrent copies of any notices of default served on Landlord hereunder, and if Landlord fails to complete any cure within the cure period(s) provided above, Lender shall have an additional period of thirty (30) days after the expiration of any such cure period(s) to cure any default of Landlord. Notwithstanding such additional cure period of Lender, if Landlord fails to cure any Landlord breach within the cure period(s) described above, Tenant shall have the right, but not the obligation, to cure such breach.

        (iii) If pursuant to the foregoing provisions Tenant cures any breach of Landlord, the reasonable costs and expenses incurred by Tenant in connection with such cure (including attorneys' fees incurred with respect thereto, if any), together with interest thereon at the Default Rate from the respective date(s) of Tenant's payment of each item of cost or expense, shall be payable by Landlord upon demand. Tenant shall look solely to Landlord's interest in the Leased Premises, the rent and income therefrom, any condemnation or insurance proceeds attributable to the Leased Premises, and the proceeds from any sale or disposition of the Leased Premises for the recovery of any judgment against Landlord, and neither Landlord nor its partners, members, managers, directors, officers or shareholders shall be personally liable for any such judgment. If a default by Landlord shall occur under this Lease as a result of the breach of Paragraph 4(c) of this Lease (providing for the quite occupation and enjoyment of the Leased Premises by Tenant) or the failure of Landlord to hold, apply and disburse any Net Award or Net Proceeds as provided in Paragraphs 13 and 14 of this Lease, and in any such event the Landlord fails to cure the default within the cure periods set forth above, Tenant may, in addition to its remedies described above and any other rights available at law or in equity, terminate this Lease upon the delivery of at least ten (10) days' prior written notice to Landlord. Upon the date specified in such termination notice, the Term shall terminate unless the Landlord's default is cured by Landlord.

       (iv) If Landlord should fail to pay to Tenant any sums owing from Landlord to Tenant under this Lease within thirty (30) days after receipt by Landlord of written demand therefor from Tenant specifying the amount payable and the paragraph(s) under this Lease pursuant to which Landlord is responsible to make such payment, Landlord shall pay to Tenant the Default Rate on the amount unpaid, computed from the date such payment was first due Tenant to and including the date of payment.

20. Additional Rights of Landlord and Tenant.
    ----------------------------------------

    (a) Except as provided in Paragraph 19(d), no right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any other right or remedy; and each and every right and remedy shall be cumulative and in addition to any other right or remedy contained in this Lease. No delay or failure by Landlord or Tenant to enforce its rights under this Lease shall be construed as a waiver, modification or relinquishment thereof. In addition to the other remedies provided in this Lease, Landlord and Tenant shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.

    (b) Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof.

    (c) Landlord hereby waives any right to distrain or levy upon Trade Fixtures or any property of Tenant and any Landlord's lien or similar lien upon Trade Fixtures and any other property of Tenant regardless of whether such lien is created or otherwise. Landlord agrees at the request of Tenant, to execute a waiver of any Landlord's or similar lien for the benefit of any present or future holder of a security interest in or lessor of any of Trade Fixtures or any other personal property of Tenant.

    (d) Landlord acknowledges and agrees in the future to acknowledge (in a written form reasonably satisfactory to Tenant) to such persons and entities at such times and for such purposes as Tenant may reasonably request that the Trade Fixtures are Tenant's property and not part of the Improvements (regardless of whether or to what extent such Trade Fixtures are affixed to the Improvements) or otherwise subject to the terms of this Lease.

    (e) Each of Tenant and Landlord (herein called "Paying Party") agrees to pay to the other party (herein called "Demanding Party") any and all reasonable costs and expenses incurred by the Demanding Party in connection with any litigation or other action instituted by the Demanding Party to enforce the obligations of the Paying Party under this Lease, to the extent that the Demanding Party has prevailed in any such litigation or other action. Any amount payable by Tenant to Landlord pursuant to this Paragraph 20(e) shall be due and payable by Tenant to Landlord as Additional Rent.

As used in this Paragraph, "costs and expenses" shall include, without limitation, reasonable attorneys' fees at trial, on appeal and on any petition for review, and in any proceeding in bankruptcy, in addition to all other sums provided by Law.

21.  Notices.  All notices, demands, requests, consents, approvals, offers,
     -------
statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease (collectively "Notice" or "Notices") shall be in writing and shall be deemed to have been given for all purposes (i) upon receipt, or attempted delivery, after having been sent by United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address as stated below, or
(ii) upon receipt, or attempted delivery, after having been sent by Federal Express, United Parcel or other nationally recognized air courier service.

     To the Addresses stated below:

     If to Landlord:

     Realty Income Corporation
     Attn:  Legal Department
     220 West Crest Street
     Escondido, CA   92025-1707

     If to Tenant:

     c/o The Sports Authority, Inc.
     3383 North State Road 7
     Fort Lauderdale, FL 33319
     Attn:  Senior Vice President and General Counsel

     With a separate copy to each of the following:

     c/o The Sports Authority, Inc.
     3383 North State Road 7
     Fort Lauderdale, FL 33319
     Attn:  Senior Vice President and Treasurer

     c/o The Sports Authority, Inc.
     3383 North State Road 7
     Fort Lauderdale, FL 33319
     Attn:  Property Administrator
     c/o The Sports Authority, Inc.
     3383 North State Road 7
     Fort Lauderdale, FL 33319
     Attn:  Vice President Real Estate


     If any Lender shall have advised Tenant by Notice in the manner aforesaid that it is the holder of a Mortgage and states in said Notice its address for the receipt of Notices, then simultaneously with the giving of any Notice by Tenant to Landlord, Tenant shall send a copy of such Notice to Lender in the manner aforesaid. For the purposes of this Paragraph 21, any party may substitute its address by giving fifteen (15) days' notice to the other party in the manner provided above. Any Notice may be given on behalf of any party by its counsel. If Tenant shall have advised Landlord by Notice in the manner aforesaid that it desires to have copies of Notices given by Landlord to Tenant under this Lease to also be given to an assignee or sublessee and the address of the assignee or sublessee is provided by Tenant to Landlord, then simultaneously with the giving of any Notice by Landlord to Tenant, Landlord shall send a copy of such Notice to such assignee or subtenant in the manner aforesaid.

22.  Estoppel Certificates.  Landlord and Tenant shall at any time and from time
     ---------------------
to time, upon not less than twenty (20) days' prior written request by the other, execute, acknowledge and deliver to the other a statement in writing, certifying (i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications), (ii) the dates to which Basic Rent, payable hereunder has been paid, (iii) that to the knowledge of the signer of such certificate no default by either Landlord or Tenant exists hereunder or specifying each such default of which the signer may have knowledge, (iv) the remaining Term hereof,
(v) with respect to a certificate signed on behalf of Tenant, that to the knowledge of the signer of such certificate, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which if adversely decided would materially and adversely affect the financial condition and operations of Tenant or if any such proceedings are pending or threatened to said signer's knowledge, specifying and describing the same, and
(vi) such other matters as may reasonably be requested by the party requesting the certificate. It is intended that any such statements may be relied upon by Lender, the recipient of such statements or their assignees or by any prospective purchaser, assignee or subtenant of the Leased Premises.

23.  Surrender and Holding Over.
     --------------------------

     (a) Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises (except as to any portion thereof with respect to which this Lease has previously terminated) together with all Alterations in existence at the time of the expiration or earlier termination of this Lease, and in good condition and repair (except as otherwise permitted herein), normal wear and tear excepted, broom clean, and shall surrender all keys for the Leased Premises to Landlord. Tenant shall remove from the Leased Premises on or prior to such expiration or earlier termination the Trade Fixtures and personal property which is owned by Tenant or third parties other than Landlord, and Tenant at its expense shall, on or prior to such expiration or earlier

Termination, repair any damage caused by such removal. Trade Fixtures and personal property not so removed at the end of the Term or within thirty (30) days after the earlier termination of the Term for any reason whatsoever shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The reasonable cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be borne by Tenant. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property, which becomes the property of Landlord as a result of such expiration or earlier termination.

     (b) Any holding over by Tenant of the Leased Premises after the expiration or earlier termination of the Term of this Lease or any extensions thereof, with the consent of Landlord, shall operate and be construed as tenancy from month to month only, at one hundred fifty percent (150%) of the Basic Rent reserved herein and upon the same terms and conditions as contained in this Lease. Notwithstanding the foregoing, any holding over without Landlord's consent shall entitle Landlord, in addition to collecting Basic Rent at a rate of one hundred fifty percent (150%) thereof, to exercise all rights and remedies provided by law or in equity, including the remedies of Paragraph 19.

24.  No Merger of Title.  There shall be no merger of this Lease nor of the
     ------------------
leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate and (b) the fee estate or ownership of any of the Leased Premises or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

25.  Definition of Landlord.
     ----------------------

     (a) Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Landlord's interest in the Leased Premises, the rents and income from this Lease, any condemnation or insurance proceeds payable in connection with the Leased Premises, and proceeds from the sale of the Leased Premises, and shall not be enforced against the Landlord individually or personally.

     (b) The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Leased Premises or holder of the Mortgage in possession at the time in question of the Leased Premises and in the event of any transfer or transfers of the title of the Leased Premises, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed provided that upon or promptly after any such transfer by Landlord (excluding a transfer that may occur through or under threat of foreclosure), Landlord shall deliver to Tenant a copy of a fully executed assumption agreement whereby the transferee assumes, subject to the limitations in Paragraph 25(a), Landlord's obligations and liabilities under the Lease from and after the date of transfer. Tenant shall be under no obligation to pay Basic Rent, Additional Rent or any other sums due and payable pursuant to the provisions of this Lease to the transferee and Tenant shall be under no obligation to amend any insurance certificates to name the transferee (and its mortgagee, as applicable) until Tenant receives written notice of such transfer from Landlord (together with a copy of the fully executed assumption agreement, if required above) and notice from the transferee
(i) that it has succeeded to the interest of Landlord, (ii) of the new address for the remittance of monetary payments and (iii) of the notice address for the transferee. The notice shall be provided to Tenant at least ten (10) days prior to the Tenant having any obligation to pay Basic Rent, Additional Rent or any other sums due and payable pursuant to the provisions of this Lease to such transferee and at least fifteen (15) days prior to Tenant having any obligation to amend such insurance certificates to name such transferee (and its mortgagee, as applicable).

26.  Hazardous Substances.
     --------------------

     (a) Tenant agrees that it will not on, about, or under the Leased Premises, make, release, treat or dispose of any "hazardous substances" as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, and the rules and regulations promulgated pursuant thereto, as from time to time amended, 42 U.S.C. (S) 9601 et seq. (the "Act"); but the foregoing shall not prevent the use of any hazardous substances in accordance with applicable Laws and regulations. Tenant represents and warrants that it will at all times comply with the Act and any other federal, state or local Laws, rules or regulations governing "Hazardous Materials". "Hazardous Materials" as used herein shall mean all chemicals, petroleum, crude oil or any fraction thereof, hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, asbestos-containing materials and/or products, urea formaldehyde, or any substances which are classified as "hazardous" or "toxic" under the Act; hazardous waste as defined under the Solid Waste Disposal Act, as amended 42 U.S.C. (S) 6901 et seq.; air pollutants regulated under the Clean Air Act, as amended, 42 U.S.C. (S) 7401, et seq.; pollutants as defined under the Clean Water Act, as amended, 33 U.S.C. (S) 1251, et seq., any pesticide as defined by Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. (S) 136, et seq., any hazardous chemical substance or mixture or imminently hazardous substance or mixture regulated by the Toxic Substances Control Act, as amended, 15 U.S.C. (S) 2601, et Seq., any substance listed in the United States Department of Transportation Table at 45 CFR l72.101; any chemicals included in regulations promulgated under the above listed statutes; any explosives, radioactive material, and any chemical or other substance regulated by federal, state or local statutes similar to the federal statutes listed above and regulations promulgated under such federal, state or local statutes.

     (b) To the extent required by the Act and/or any federal, state or local Laws, rules or regulations governing Hazardous Materials, Tenant shall remove any hazardous substances (as defined in the Act) and Hazardous Materials (as defined above) whether now or hereafter existing on the Leased Premises arising out of or in any manner connected with Tenant's occupancy of the Leased Premises during the Term. In addition to, and without limiting Paragraph 10 of this Lease Tenant shall and hereby does agree to defend, indemnify and hold Lender and Landlord, their officers, directors, shareholders, partners, beneficial owners, trustees, members, managers and employees, harmless from and against any and all causes of actions, suits, demands or judgments of any nature whatsoever, losses, damages, penalties, expenses, fees, claims, costs (including response and remedial costs), and liabilities, including, but not limited to, reasonable attorneys' fees and costs of litigation, arising out of the use of or operations in the Leased Premises by Tenant or anyone occupying or using the Leased Premises during the Term and in any manner connected with (i) the violation of any applicable federal, state or local environmental Law with respect to the Leased Premises by Tenant or any other person or entity occupying or using the Leased Premises during the Term; (ii) the "release" or "threatened release" during the Term by Tenant, its agents, invitees, employees, contractors, subcontractors, licensees, or anyone occupying or using the Leased Premises or failure to remove, as required by this Paragraph 26, "hazardous substances" (as defined in the Act) and Hazardous Materials (as defined above) at or from the Leased Premises or any portion or portions thereof released by such persons during the Term.

     (c) Tenant agrees that it will not install any underground storage tank at the Leased Premises without specific, prior written approval from the Landlord and Lender. Tenant agrees that it will not store combustible or flammable materials on the Leased Premises in violation of the Act or any other federal, state or local Laws, rules or regulations governing Hazardous Materials.

27.  Entry by Landlord.  Landlord and its authorized representatives shall have
     -----------------
the right upon reasonable notice (which shall be not less than two (2) business days except in the case of emergency) to enter the Leased Premises at all reasonable business hours (and at all other times in the event of an emergency):
(a) for the purpose of inspecting the same or for the purpose of doing any work under Paragraph 11(c), and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Landlord to make any such inspection or do any such work), and (b) for the purpose of showing the Leased Premises to prospective purchasers and mortgagees and, at any time within six (6) months prior to the expiration of the Term of this Lease for the purpose of showing the same to prospective tenants. No such entry shall constitute an eviction of Tenant but any such entry shall be done by Landlord in such reasonable manner as to minimize any disruption of Tenant's business operation.

28.  Financial Information and Statements.
     ------------------------------------

     (a) Landlord and Lender may obtain copies of the Forms 10Q and 10K of Tenant when filed with the Securities and Exchange Commission (the "SEC"). Upon the request of Landlord or Lender, Tenant will submit to Lender copies of Forms 10Q and 10K of Tenant within thirty (30) days after filing with the SEC. If at any time Tenant is no longer a public company, upon the request of Landlord or Lender, Tenant shall submit to Lender or its designee an annual financial statement within one hundred twenty (120) days following the close of each fiscal year; provided, however, that the Lender or its designee must maintain the confidentiality of such financial statements and the information contained therein.

     (b) During the period of time during Term of this Lease in which the Leased Premises are owned by Realty Income Corporation or an affiliate or subsidiary thereof ("Realty Income"), Tenant shall provide to Realty Income a summary profit and loss statement (in substantially the same form as delivered by Tenant to Realty Income prior to the Commencement Date) pertaining to the retail sales operations conducted by Tenant on the Leased Premises for the prior year. Such statement shall be provided by Tenant to Realty Income prior to the latter to occur of (a) thirty (30) days after Realty Income's written request, or (b) one hundred twenty (120) days after the end of the relevant calendar year. The obligation of Tenant under this Paragraph 28(b) shall automatically terminate at such time as Realty Income no longer owns the Leased Premises. Realty Income agrees to keep the summary profit and loss statements delivered by Tenant pursuant the foregoing provisions in strictest confidence.

29.  No Usury.  The intention of the parties being to conform strictly to the
     --------
applicable usury laws, whenever any provision herein provides for payment by Tenant to Landlord of interest at a rate in excess of the legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such legal rate.

30.  Separability.  Each and every covenant and agreement contained in this
     ------------
Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from its obligation to perform the same. If any term or provision of this Lease or the application thereof to any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

31.  Miscellaneous.
     -------------

     (a) The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

     (b) As used in this Lease the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including but not limited to"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; and (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant or condition".

     (c) Any act which, Landlord is permitted to perform under this Lease, may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Any act, which, Tenant is required to perform under this Lease, shall be performed at Tenant's sole cost and expense.

     (d) This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

     (e) The covenants of this Lease shall run with the Land and bind Tenant, the successors and assigns of Tenant and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of and bind Landlord, its successors and assigns.

     (f) This Lease will be simultaneously executed in several counterparts, each of which when so executed and delivered shall constitute an original, fully enforceable counterpart for all purposes.

     (g) This Lease shall be governed by and construed according to the laws of the State in which the Leased Premises is located. If the Leased Premises are located in the State of Virginia, this Lease Agreement is hereby termed a "Deed of Lease," and this Lease is intended to be and shall constitute a deed of lease in accordance with Virginia law for all purposes

     (h) Wherever the consent or approval of Landlord is required hereunder, Landlord agrees that it will not unreasonably withhold or delay such consent or approval.

     (i) Whenever used in this Lease, the term "attorneys' fees" shall include all attorneys' fees and paralegal fees, whether any lawsuit or other proceeding is instituted or not, and if a lawsuit or other proceeding is instituted, all fees incurred at any level (whether before, during or after the lawsuit or proceeding and at all appellate levels).

32.  Additional Rent.  The term "Additional Rent" as used herein includes all
     ---------------
amounts, costs, expenses, liabilities and obligations (including but not limited to Tenant's obligation to pay any Net Awards or Purchase Price hereunder) which, Tenant is required to pay, pursuant to the terms of this Lease other than Basic Rent.

33.  Trademarks.  Landlord agrees and acknowledges that all right, title and
     ----------
interest in and to the trade names, trademarks and service marks "THE SPORTS AUTHORITY" and "THE SPORTS AUTHORITY, LTD.", including any related logotypes, designs and trade dress, any replacement or secondary marks, and the trademark applications and registrations therefor (herein collectively, "Tenant's Trademarks"), are the sole and exclusive property of Tenant or its licensor(s). Landlord and anyone claiming, through or under the Landlord shall not use Tenant's Trademarks or any trademark, service mark or trade name confusingly similar to Tenant's Trademarks now or in the future except with Tenant's prior written authorization, which Tenant may withhold in its sole discretion. Landlord agrees not to directly or indirectly challenge, attack or impair Tenant's right, title and interest in Tenant's Trademarks and to always follow Tenant's instructions concerning proper use of Tenant's Trademarks, including ceasing use as directed by Tenant if necessary. All goodwill associated with the use of Tenant's Trademarks shall inure to the Tenant or its licensor(s). Landlord shall not in any manner represent that it has any ownership interest in Tenant's Trademarks and Landlord specifically acknowledges that any use of Tenant's Trademarks permitted by Tenant shall not create in Landlord any right, title or interest therein.

34.  Signs.  Subject to the provisions of any applicable REA, Tenant shall be
     -----
entitled to erect any signage on the Leased Premises that is permitted by law. Construction and/or installation of signage shall be deemed an Alteration under this Lease. Upon the request of Tenant, Landlord shall take all such actions as may be reasonably be requested by Tenant to insure the Tenant is entitled to the maximum allowable signage (including, without limitation, all signage afforded to the Leased Premises pursuant to any REA), and Landlord shall cooperate with Tenant in obtaining all necessary approvals in connection with any such signage; provided, however, that Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in complying with the requirements of this sentence.

35.  Authority.  Each of Landlord and Tenant represents and warrants to the
     ---------
other that it has not entered into any agreement or incurred or created any obligation which might require the other to pay any broker's commission, finder's fee or other commission or fee relating to the leasing of the Leased Premises, and each of Landlord and Tenant shall defend, indemnify and hold harmless the other from and against any claims for any such commissions or fees by anyone claiming by or through the indemnifying party.

36.  Complete Agreement.  The terms of this Lease are intended by the parties as
     ------------------
a final expression of their agreement with respect to the Leased Premises and the transaction described herein, and may not be contradicted by evidence of any prior or contemporaneous agreement, arrangement, understanding or negotiation (whether oral or written). This Lease constitutes the complete and exclusive statement of its terms, and no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Lease. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and shall not be construed more favorably for either party.

37.  Business Days.  If any payment or performance required under this Lease
     -------------
shall be due, or if any time period shall end, on a day that is not a business day, such due date or time period shall be extended to the next succeeding business day. As used in this Lease, the term "business day" shall mean any day that is not a Saturday, Sunday or legal holiday in Florida or in the state in which the Leased Premises is located.

38.  WAIVER OF TRIAL BY JURY.  LANDLORD AND TENANT HEREBY WAIVE THE RIGHT TO A
     -----------------------
TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING AS A

RESULT OF THIS LEASE, ANY DOCUMENTS NOW OR HEREAFTER EXECUTED IN CONNECTION WITH THIS LEASE, ANY COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OR INACTIONS OF EITHER LANDLORD OR TENANT. THE FOREGOING WAIVER IS A MATERIAL INDUCEMENT FOR THE EXECUTION OF THIS LEASE BY TENANT.

39.  No Waiver of Breach.  No waiver by Landlord of any breach of any one or
     -------------------
more of the terms, covenants, conditions, or agreements of this Lease shall be deemed to imply or constitute a waiver of any succeeding or other breach. Failure of Landlord to insist upon the strict performance of any of the terms, conditions, covenants, and agreements of this Lease shall not constitute or be considered as a waiver or relinquishment of Landlord's rights to subsequently enforce any default, term, condition, covenant, or agreement, which shall all continue in full force and effect. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord has or may have.

40.  Radon Gas Notification.  Radon is a naturally occurring radioactive gas
     ----------------------
that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in the State of Florida. If the Leased Premises is located within the State of Florida, additional information regarding radon and radon testing may be obtained from the county public health unit.

[The following provision will be added to the Leases for the Fort Myers and Orlando properties, and the appropriate Addendum will be attached to such
Leases:
41.  Addendum.  Landlord and Tenant agree to terms, provisions and conditions of
     --------
the Addendum attached hereto and by this reference made a part hereof, to the same extent and with the same effect as if set forth at length in the body of this Lease. In the event of any conflict between the Addendum and this Lease, the terms and provisions of the Addendum shall govern and control.]

     IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal as of the day and year first above written.


                            [signature pages follow]

                           LANDLORD'S SIGNATURE PAGE
                           -------------------------


     Attached to and made a part of Lease Agreement dated October __, 2001, between _______________________ and THE SPORTS AUTHORITY, INC.

          Sports Authority Store No.
          Location:




Witnesses:                                    LANDLORD:

                                              ________________________________
____________________________________
First Witness
                                              By:_____________________________
____________________________________          Name:
Printed Name of First Witness                 Title:


____________________________________
Second Witness

____________________________________
Printed Name of Second Witness

                                 TENANT'S SIGNATURE PAGE
                                 -----------------------


     Attached to and made a part of Lease Agreement dated October __, 2001, between ________________________ and THE SPORTS AUTHORITY, INC.

          Sports Authority Store No.
          Location:



Witnesses:                                TENANT:

                                          THE SPORTS AUTHORITY, INC., a Delaware
____________________________________      corporation
First Witness

____________________________________      By:_________________________________
Printed Name of First Witness             Name:
                                          Title:

____________________________________
Second Witness

____________________________________
Printed Name of Second Witness

                                 EXHIBIT "A"

       [LEGAL DESCRIPTION OF THE LAND IS ATTACHED ON THE FOLLOWING PAGES]

                                  EXHIBIT "B"


1. Basic Rent for the first five (5) years (the first 60 full calendar months) of the initial Term shall be at the annual rate of ___________________________________________ Dollars ($_____________), in monthly installments of $___________, each month.

2. Basic Rent shall be increased on each Adjustment Date (as defined below), by the lesser of (a) 10% or (b) the percentage increase, if any (but not decrease), in the Index (as defined below) from (i) the most recent Index available on that date which is five (5) years and three (3) months prior to such Adjustment Date to (b) the most recent Index available on that date which is three (3) months prior to the Adjustment Date.

     "Adjustment Date" shall mean the first day of the sixth (6th) lease year and each fifth (5th) anniversary thereafter (i.e., on the first (1st) day of the eleventh (11th) lease year and sixteenth (16th) lease year during the initial Term and on the first day of each Renewal Term)

     "Index" shall mean the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers, U.S. City Average 1982-84=100, as published by the Bureau of Labor Statistics, United States Department of Labor (the "Bureau") or any successor agency. In the event the Index is no longer published at any time during the Term, Landlord shall reasonably select (subject to Tenant's approval, which shall not be unreasonably withheld) another index of similar nature showing changes in the cost of living to be used to calculate the increase in the Basic Rent. In the event the Index ceases to use the 1982-84 average of 100 as the basis of calculation or any other significant change is made in the determination of the Index, the figures used in making adjustments to Basic Rent shall be appropriately adjusted using, to the extent available, any conversion information published by the Bureau.

     Landlord shall notify Tenant of each adjustment to the Basic Rent by a written statement that shall include a detailed calculation of the increase to Basic Rent as provided in this Exhibit B. Tenant shall not be responsible for payment of Basic Rent at the increased rate until fifteen (15) days after such written statement is received from Landlord; however, the new Basic Rent shall apply retroactively to the Adjustment Date once such written statement is received by Tenant.

     All capitalized terms used in this Exhibit B, unless otherwise defined herein, shall have the meanings set forth in the Lease Agreement.

                                 EXHIBIT "C"

                                 [California]

California Provisions

I.   Paragraph 13(e)

     (e) The terms and provisions of this Paragraph 13 are intended to provide for all rights and obligations of the parties to this Lease in the event of the acquisition of all or a portion of the Leased Premises for public use as contemplated by Section 1265.160 of the California Code of Civil Procedure.

II.  Paragraph 19(c)(vii)
     --------------------

There is added to the end of the first sentence of Paragraph 19(c)(vii) of Lease the following:

". . ., including, without limitation, the remedies provided for in: (i) California Civil Code Section 1951.2, including, without limitation, paragraph
(3) of subdivision (a) thereof; and (ii) California Civil Code Section 1951.4, which provides, in effect, that a lessor may continue a lease in effect after the lessee's breach and abandonment and may recover rent as it becomes due, if the lessee has the right to sublet or assign, subject only to reasonable limitations. Notwithstanding anything set forth herein to the contrary, Landlord shall give such notice as may be required under California Code of Civil Procedure Section 1161 or as may otherwise be required under California law prior to instituting any action to recover possession of the Leased Premises or for the appointment of a receiver to take possession of the Leased Premises after the occurrence of any Event of Default or prior to instituting any action for damages as a consequence of any Event of Default."

                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

                                  EXHIBIT "C"

                                  SAMPLE DEED


Recording requested by, and
After recording return to:

REALTY INCOME CORPORATION
ATTN:  LEGAL DEPARTMENT
220 WEST CREST STREET
ESCONDIDO, CA  92025-1707
--------------------------------------------------------------------------------


STATE OF_____________________ (S)
                              (S)
                              (S)  KNOW ALL MEN BY THESE PRESENTS:
                              (S)
COUNTY OF____________________ (S)

       THAT, ______________________________, a _______________ corporation
("Grantor"), for and in consideration of the sum of Ten Dollars ($10) and other good and valuable consideration in hand paid to the undersigned by _________________________, a _____________________ ("Grantee"), whose mailing address is 220 West Crest Street, Escondido, California 92025-1707, the receipt and sufficiency of such consideration being hereby acknowledged, has GRANTED, SOLD AND CONVEYED, and by these presents does hereby GRANT, SELL, CONVEY and CONFIRM unto Grantee that certain real property being more particularly described on Exhibit "A," attached hereto and made a part hereof for all purposes, together with all improvements situated thereon (collectively, the "Property"); subject, however to those matters described on Exhibit "B," attached hereto and made a part hereof for all purposes.


           THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY.

                                                 EXHIBIT "C" - PAGE 1 OF 2 PAGES

       TO HAVE AND TO HOLD the Property, together with all and singular the rights, hereditaments, and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns, and Grantor hereby agrees to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming, or claim the same, or any part thereof, by, through, or under Grantor but not otherwise.

EXECUTED this__________day of_______,_____.

                                   GRANTOR:
                                   -------

                        ______________________________,
                        a ____________________ corporation


___________________________   By: _______________________________
Signature of Witness
___________________________
Printed Name of Witness       Printed Name: _____________________

___________________________
Signature of Witness          Title: ____________________________
___________________________
Printed Name of Witness

STATE OF FLORIDA____________________)
                                    )  ss
COUNTY OF BROWARD___________________)


       The foregoing instrument was acknowledged before me this _____ day of __________, 2001, by _________________________, of _________________________, a
____________________ corporation, on behalf of the corporation. He/she personally known to me or has produced ________________ as identification.


                                    _______________________________________
                                    Signature of Notary Public

                                    _______________________________________
                                    (Print name of notary)
AFFIX NOTARY STAMP

                                    _______________________________________
                                    Title or rank

                                    _______________________________________
                                    Serial number, if any

                                                 EXHIBIT "C" - PAGE 2 OF 2 PAGES

                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

                                  EXHIBIT "D"

                               CLOSING CHECKLIST


LOCATION:  _________________________


-------------------------------------------------------------------------------------------------------
                                        ITEM                                               RECEIVED
-------------------------------------------------------------------------------------------------------
1.  Aerial Photograph
-------------------------------------------------------------------------------------------------------
2.  Area/Location Map
-------------------------------------------------------------------------------------------------------
3.  Area Demographics
-------------------------------------------------------------------------------------------------------
4.  Copy of Existing Title Policy
-------------------------------------------------------------------------------------------------------
5.  Acceptable Commitment of Title Insurance
-------------------------------------------------------------------------------------------------------
6.  Copy of Seller's Vesting Deed
-------------------------------------------------------------------------------------------------------
7.  Zoning Permits and Regulations
-------------------------------------------------------------------------------------------------------
8.  Insurance Certificates
-------------------------------------------------------------------------------------------------------
9.  Copy of Tax Statement
-------------------------------------------------------------------------------------------------------
10.  Corporate Resolution
-------------------------------------------------------------------------------------------------------
11.  Standard Parcel Map or Subdivision Plat
-------------------------------------------------------------------------------------------------------
12.  Site Plan
-------------------------------------------------------------------------------------------------------
13.  Phase I Environmental Site Assessment Report, Reliance Letter, E&O Insurance
-------------------------------------------------------------------------------------------------------
14.  Project Pro Forma/Operating Profit & Loss Statement
-------------------------------------------------------------------------------------------------------
15.  Final As-built Plans and Specifications
-------------------------------------------------------------------------------------------------------
16.  Certified ALTA/ACSM As-Built Survey (per Buyer's Guidelines)
-------------------------------------------------------------------------------------------------------
17.  MAI Leased Fee Appraisal (including Land Valuation) & Reliance Letter
-------------------------------------------------------------------------------------------------------
18.  Property Condition Survey
-------------------------------------------------------------------------------------------------------
19.  Certificate of Occupancy
-------------------------------------------------------------------------------------------------------

                                                                     EXHIBIT "D"

                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

                                  EXHIBIT "E"

             MINIMUM REQUIREMENTS FOR ALTA/ACSM LAND TITLE SURVEYS



1. Label: The survey must be labeled as an ALTA/ACSM Land Title survey and performed to the 1999 Minimum Standard Detail Requirements, including Table A Optional Survey Responsibilities and Specifications - Items: 2-4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(a) and 13.

2.  Legal Description and Boundary Lines:  A full metes and bounds legal
                                                  ----------------
description must be shown on the face of the survey and when at all possible the bearings and distances along the boundary lines should agree with the deed contained in the provided title commitment. All bearings should be shown in a clockwise manner.

3. Title Commitment Exceptions: Show the location, size, description and recorded references to book and page of all easements and other survey related matters as cited in the Schedule B - Exceptions section of the title commitment. List all exceptions and denote whether they affect or do not affect the subject property. For those that affect, but cannot be plotted, or for those that are blanket in nature and cannot be plotted - so state on the face of the survey.

4. Appurtenant Easements/Parcels: Appurtenant easements are to be incorporated into the legal descriptions as easement parcels and plotted on the face of the survey.

5. Encroachments: Include a note section that identifies all observed encroachments and plot on the face of the survey.

6. Improvements: Location of all buildings and all surface/surrounding improvements. Include a five (5)-foot overlap of all boundary lines.

7.  Square Footage:  Show the square footage of each building and the land.

8. Utilities: Location of all observable utilities, whether on the surface or overhead (wires, cables, manholes, drains, valves, etc.). Include a five (5)- foot overlap of all boundary lines.

9. Access ways: Location of all parking areas, curb cuts/lines and driveways. If spaces are striped, show the striping and a count on the number of regular, as well as handicap or other types of spaces, as observed.

10. Vicinity Map: Vicinity map showing the subject site and the surrounding area. Show at least one (1) major intersection. Include a north arrow.

11. Legend:  Show all symbols and abbreviations used.

12. Flood Zone: Show the zone designation, map reference and date, whether the subject property lies wholly or partially within a Special Flood Hazard Area, and what the zone designation represents.

                                                 EXHIBIT "E" - PAGE 1 OF 2 PAGES

13. Zoning: Zoning designation and description. Where possible, cite the front, side and rear yard restrictions, along with any other restrictions as found in local zoning or building codes. Also, show maximum building height and any required parking space data.

14. No Loan: No references are to be made as to loan purposes (e.g., "this survey for loan purposes only").

15. Signature: Affix Surveyor Signature, registration number, state, official seal and date to the face of the survey.

16. Certification:  Certification language is to begin with certifying to:
Realty Income Corporation (or assigns), the appropriate Title Company providing the title commitment and others as required. Certification shall be as follows:

I HEREBY CERTIFY TO: REALTY INCOME CORPORATION, THE SPORTS AUTHORITY, INC. AND FIRST AMERICAN TITLE INSURANCE COMPANY THAT THIS MAP OR PLAT AND THE SURVEY ON WHICH IT IS BASED WERE MADE IN ACCORDANCE WITH "MINIMUM STANDARD DETAIL REQUIREMENTS FOR ALTA/ACSM LAND TITLE SURVEYS" JOINTLY ESTABLISHED AND ADOPTED BY ALTA, ACSM AND NSPS IN 1999, AND INCLUDES ITEMS 2-4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(a), and 13 OF TABLE A THEREOF. PURSUANT TO THE ACCURACY STANDARDS AS ADOPTED BY ALTA, NSPS AND ACSM AND IN EFFECT ON THE DATE OF THIS CERTIFICATION, THE UNDERSIGNED FURTHER CERTIFIES THAT PROPER FIELD PROCEDURES, INSTRUMENTATION, AND ADEQUATE SURVEY PERSONNEL WERE EMPLOYED IN ORDER TO ACHIEVE RESULTS COMPARABLE TO THOSE OUTLINED IN THE MINIMUM ANGLE, DISTANCE, AND CLOSURE REQUIREMENTS FOR SURVEY MEASUREMENTS WHICH CONTROL LAND BOUNDARIES FOR ALTA/ACSM LAND TITLE SURVEYS.

                                                 EXHIBIT "E" - PAGE 2 OF 2 PAGES